Filed Pursuant to Rule 424(b)(5)
Registration No. 333-164269

PROSPECTUS SUPPLEMENT (to prospectus dated March 12, 2010)

3,726,709 Shares of Common Stock

LIHUA INTERNATIONAL, INC.

This is a firm commitment public offering of 3,726,709 shares of our common stock.

Our common stock is traded on the NASDAQ Capital Market under the symbol “LIWA.” On April 7, 2010, the closing price of our common stock was $8.25 per share.

Investing in our common stock involves a high degree of risk. Before buying any shares, you should read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page S-7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public Offering Price	$8.05	$30,000,007
Underwriting Discount	$0.4025	$1,500,000
Proceeds, before expenses, to us(1)	$7.6475	$28,500,007

(1)	We estimate the total expenses of this offering, excluding the underwriting discounts and commissions, will be approximately $500,000.

The underwriters may also purchase up to an additional 559,006 shares of our common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any, within 45 days of the date of this prospectus.

We expect to deliver the shares of our common stock to purchasers on or about April 14, 2010.

Rodman & Renshaw, LLC

Chardan Capital Markets, LLC

Brean Murray, Carret & Co.

Prospectus Supplement dated April 9, 2010.

Prospectus Supplement

Base Prospectus

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You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We have not authorized anyone to provide you with different information.

We are not making an offer of our common stock covered by this prospectus supplement in any jurisdiction where the offer is not permitted.

You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying base prospectus is accurate as of any date other than the respective dates thereof.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference. The second part is the accompanying base prospectus, which gives more general information. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference, on the other hand, the information in this prospectus supplement shall control.

This prospectus supplement and the accompanying base prospectus are part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). Each time we sell securities under the accompanying base prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount and type of securities being offered and the plan of distribution. The shelf registration statement was declared effective by the SEC on March 12, 2010. This prospectus supplement describes the specific details regarding this offering, including the price, the amount of common stock being offered, the risks of investing in our common stock and the underwriting arrangements. The accompanying base prospectus provides general information about us, some of which, such as the section entitled “Plan of Distribution,” or descriptions of unissued securities other than our common stock, may not apply to this offering.

In this prospectus supplement, the terms “Lihua,” “Company,” “we,” “our” or “us” refer to Lihua International, Inc. a Delaware corporation, and its subsidiaries, unless the context suggests otherwise. Additionally, unless we indicate otherwise, references in this prospectus supplement to:

•	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus supplement, Taiwan and the special administrative regions of Hong Kong and Macau;
•	“RMB” and “Renminbi” are to the legal currency of China; and
•	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying base prospectus or such incorporated documents. We are not making an offer to sell these shares of common stock in any jurisdiction where the offer is not permitted. The information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus is accurate only as of the date of this prospectus supplement and the accompanying base prospectus or the documents incorporated by reference therein, regardless of when this prospectus supplement and the accompanying base prospectus is delivered or when any sale of the common stock occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus supplement. This prospectus supplement does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, NE, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions. Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus supplement and the accompanying base prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	Changes in the laws of the PRC that affect our operations;
•	Our ability to obtain and maintain all necessary government certifications and/or licenses to conduct our business;
•	The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
•	Changes in the political and economic policies of the government in the PRC, where all of our assets are located and from where all our revenues are derived;
•	Adverse capital and credit market conditions, and our ability to meet liquidity needs;
•	Fluctuation of the foreign currency exchange rate between U.S. Dollars and Renminbi;
•	Our ability to obtain additional funding for our continuing operations and to fund our expansion;
•	Our ability to meet our financial projections for any financial year;
•	Our ability to retain our key executives;
•	Continued growth of the PRC economy and demand for our services;
•	Our ability to anticipate trends and provide programs that are relevant and useful to our customers; and
•	Other factors, including those described in this prospectus supplement and the accompanying base prospectus under the heading “Risk Factors,” as well as factors set forth in other filings we make with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The forward-looking statements in this prospectus supplement represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we undertake no obligation to update any forward-looking statement to reflect events or developments after the date on which the statement is made or to reflect the occurrence of unanticipated events except to the

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extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date after the date of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus also contains estimates and other statistical data prepared by independent parties and by us relating to market size and growth and other data about our industry. These estimates and data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates and data. We have not independently verified the statistical and other industry data generated by independent parties and contained in this prospectus supplement and the accompanying base prospectus, and, accordingly, we cannot guarantee their accuracy or completeness. In addition, projections, assumptions and estimates of our future performance and the future performance of the industries in which we operate are necessarily subject to a high degree of uncertainty and risk.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying base prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the “Risk Factors” section beginning on page S-7 and our consolidated financial statements and the related notes incorporated herein by reference. Unless the context otherwise requires, we use the terms “Lihua,” “Company,” “we,” “us” and “our” in this prospectus supplement and the accompanying base prospectus to refer to Lihua International, Inc. and its subsidiaries.

Business Overview

We were one of the first vertically integrated companies in China to develop, design, manufacture, market and distribute low cost, high quality, alternatives to pure copper wire, which include copper-clad aluminum wire (“CCA”) and recycled scrap copper wire. Primarily because of its high electrical conductivity, pure copper wire is one of the fundamental building blocks in many components in a wide variety of motorized and electrical appliances such as dishwashers, microwaves and automobiles. In most instances, our CCA wire and recycled scrap copper rod and wire products are an excellent, less costly substitute for pure copper wire products.

We sell our wire products directly to manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries and to distributors in the wire and cable industries. Our track record and reputation for producing high quality products in large quantities has paved the way for rapid expansion of our customer base. We have approximately 300 customers and no one customer accounts for more than 7% of our sales. The copper wire industry in China is large and growing, and essentially all of our product sales are made to domestic customers in China.

Prior to 2009, our business focused primarily on CCA. Our CCA business consists of acquiring CCA with a line diameter of 2.05 mm from our suppliers as a raw material, reducing the diameter of the CCA by drawing it and then annealing and coating it. Our final CCA product typically has diameters from 0.03 mm to 0.18 mm, depending on customer specifications. To meet strong customer demand, we substantially increased our CCA production capacity from 2,200 tons per annum as of the end of 2006 to 7,500 tons per annum as of December 31, 2009.

In addition to our CCA business, in the first quarter of 2009, we began production of copper rod from recycled scrap copper. The copper rod we produced meets the national purity standard for pure copper. As of December 31, 2009, our scrap copper refinery capacity was approximately 25,000 tons per annum. To the extent our downstream wire-drawing capacity permits, we process our copper rod into copper wire. Because our output of copper rod exceeds our capacity to process it into copper wire, we sell our excess copper rod to other wire manufacturers for further processing. During the nine months ended September 30, 2009, we sold 5,761 tons of copper wire and 8,032 tons of copper rod. We currently are working to expand our wire drawing capacity so that we can use a greater proportion of our copper rod rather than selling it to other manufacturers, thereby increasing our profit margins and overall profitability. We are exploiting a range of marketing strategies for the copper wire business, including cross-selling our copper wire to our existing CCA customers.

Our markets for our three main product categories overlap to a degree, and are characterized by their breadth and depth, with a very large number of current and potential customers for each product category. Copper rod is a raw material used in wire and cable production. Our pure copper rod, which is manufactured from recycled scrap copper, competes directly with copper rod made from “virgin” (e.g. newly mined) pure copper. To date, our raw material costs for bulk scrap copper have been lower than prices for virgin pure copper, which provides us with a pricing advantage in the market. During 2009, we sold copper rod to approximately 100 customers, most of which are producers of smaller diameter copper wire used in power cables ranging in size from high voltage power transmission cables to white good applications such as internal wiring in household appliances and consumer electronics. Our copper wire, which is sold in a variety of diameters and may have undergone further in-line processing such as coating with plastic, is sold to many of the same types of end-use customers who purchase copper wire from our copper rod customers. These include manufacturers of a wide range of power cables and products that incorporate wiring, such as household appliances, automobiles, consumer electronics and telecommunications equipment. Our CCA wire is sold to many of these manufacturers as well. CCA wire sells at a lower cost per unit of weight than pure copper wire, due to the relatively lower density of the aluminum core which makes up most of the volume of CCA wire. Our CCA wire offers conductivity performance characteristics that are only marginally below those of pure copper wire, which means they are attractive in a wide variety of product applications where a slight reduction in conductivity standard is tolerable (such as most household appliance, automotive, consumer electronics and telecommunications applications). Examples of relatively high tolerance product applications where our CCA wire would not provide an acceptable replacement option for pure copper wire would be military/space equipment and wiring in nuclear power plants. One low tolerance product category that requires pure copper wire rather than our less costly CCA wire is electric motors, which require pure copper wire windings. The markets for each of our three product lines are growing rapidly, due both to growing demand in China for all types of basic wire raw materials and the relative cost advantages our product lines carry over “virgin” pure copper competitor products.

We believe that we are well positioned to continue capturing further market share in the copper wire industry. Our copper wire from recycled copper and CCA are increasingly being accepted as alternatives to pure copper wire in the domestic Chinese market. As a result, Our sales and net income have increased substantially during the last three years. We generated sales of $161.5 million, $50.0 million and $32.5 million for the years ended December 31, 2009, 2008 and 2007, respectively. We achieved net income of $16.8 million, $11.7 million and $7.7 million for the years ended December 31, 2009, 2008 and 2007, respectively. In 2009, we had a non-cash charge of $8.8 million, which resulted from the change in the fair value of the warrants issued to investors in conjunction with the Company’s issuance of convertible Preferred Stock in October 2008. Excluding the impact of this non-cash charge, non-GAAP net income for 2009 was $25.6 million, up 118.7% from the same period last year.

Our capacity to sell our copper rod, recycled copper wire products (drawn from copper rod) and CCA wire products (drawn from larger diameter CCA wire) is limited by the equipment we have installed to produce these products. Our copper rod is made from bulk scrap copper, which is cleaned, purified and smelted in large capacity smelter units. At the present time we have a single horizontal copper rod extrusion production line, fed by two smelters, which is capable of producing 25,000 tons of copper rod per year in total. In 2009 we sold 9,630 tons of copper rod, all of which was produced on this smelter/extrusion line. As of December 31, 2009, we operated approximately 80 high speed wire drawing machines, which draw larger diameter copper rod or CCA rod into much finer diameter wires, with a total capacity of approximately 7,500 tons per annum of CCA wire and approximately 18,000 tons per annum of copper wire. Certain of these drawing machines incorporate additional production steps such as coating, annealing or magnetizing the fine wire produced. These drawing machines are manufactured to our design and specifications by custom equipment manufacturers located in China. We are not dependent on any single custom equipment manufacturer for the fabrication of our drawing lines. We anticipate that we will add six additional high-capacity drawing machines in the first two quarters of 2010, all of which will be used to draw copper wire from our copper rod, and which will increase our annual copper wire production capacity to 25,000 tons. We further anticipate that we will continue to add drawing machines in the second half of 2010. Depending on anticipated market demand, we may also add to our smelter/extrusion capacity in the second half of 2010 or the first half of 2011, so that we can increase our production volumes of copper rod. Accordingly, we do not anticipate that our sales will be capacity-constrained in the near future, even if we continue to experience rapid sales growth.

We continuously pursue technological innovations and improvements in our manufacturing processes. We have obtained one utility model patent in China and have three pending invention patent applications in China related to our production process. In addition, we have entered into a technology cooperation agreement with a university in China. We believe that our emphasis on technological innovations and production efficiency has contributed significantly to our leading industry position in China and will continue to do so for the foreseeable future.

Further, significant barriers to entry make it difficult for newcomers to successfully compete with our CCA and copper wire businesses. For example, with respect to CCA, during the process of drawing, annealing and coating CCA, it is technologically challenging to maintain high quality and maintain the integrity of copper and aluminum weight and volume distribution without breakage, especially for finer diameter wires. Our knowledge and experience in successfully generating high quality CCA fine and super fine wires put us at a significant advantage over would-be competitors. With respect to pure copper wire, our proprietary recycling technology offers us a unique ability to produce high quality pure copper wire from scrap copper. This enables us to have a lower raw material cost base comparing to pure copper wire produced from “virgin” pure copper sourced from copper mines. Our experience and technology allow us to offer products that are, in most instances, superior and more cost-effective to those that our potential competitors can produce. Because we are already an approved vendor for many of our customers and qualifying new vendors can be time-consuming, we believe we are further advantaged vis-à-vis potential competitors.

To minimize exposure to copper commodity risk exposure, we maintain minimal raw material inventory. In addition, we charge a fixed dollar processing fee for most of our products thus enabling us to pass most of the underlying copper price exposure to our customers, and minimize our exposure to copper price fluctuation. We confirm raw material purchase orders for scrap copper or CCA with suppliers for each sales order only when the applicable sales order has been received. On the other hand, our principal CCA and scrap copper suppliers usually dedicate portions of their inventories as reserves to meet our manufacturing requirements. Our most significant supplier of CCA provides approximately 30% of our CCA raw material needs, but we have built a large network of reliable suppliers that deliver high quality raw materials, and accordingly, are not dependent upon any one supplier for our success.

We believe that our experienced management team will continue to leverage our leading technologies and increasing capacity to manufacture, produce, market and distribute cost-effective, high quality CCA, recycled copper wire and other alternatives to pure copper wire. If, as anticipated, worldwide demand for alternatives to pure copper wire grow and we continue to innovate and improve our processes, we will be well positioned to compete in the copper wire market on a global scale.

Executive Office

Our executive offices are located in China at Houxiang Five-Star Industry District Danyang City, Jiangsu Province, People’s Republic of China 212312. Our telephone number is +86 511-86317399. Our website address is www.lihuaintl.com. Information contained on or accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus or the Registration Statement on Form S-3 of which this prospectus forms a part.

THE OFFERING

Common stock offered by us
3,726,709 shares of common stock
Over-allotment option
559,006 shares of common stock (15% of the total number of shares of common stock to be initially offered in this offering) to cover over-allotment, if any
Common stock to be outstanding after this offering
28,584,426 shares (29,143,432 shares if over-allotment option is exercised in full)
Use of proceeds
We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $28 million. We intend to apply all of the net proceeds of this offering to build a new smelting facility. See “Use of Proceeds.”
Risk factors
See “Risk Factors” beginning on page S-7 for a discussion of factors you should consider before purchasing shares of our common stock.
NASDAQ Capital Market symbol
“LIWA”

The above information is based upon 24,857,717 shares of our common stock outstanding as of April 7, 2010. Unless otherwise indicated, the number of shares of common stock presented in this prospectus excludes the following:

•	1,402,100 shares of our common stock issuable upon exercise of outstanding warrants as of April 7, 2010;
•	65,000 shares of our common stock issuable upon exercise of outstanding options as of April 7, 2010; and
•	559,006 shares of our common stock that may be purchased by the underwriters to cover over-allotments, if any.

SUMMARY FINANCIAL INFORMATION AND DATA

The following summary financial information and data were derived from our audited consolidated financial statements as of and for the years ended December 31, 2009 and 2008. The information is only a summary and should be read in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference into this prospectus supplement. The historical data included below and elsewhere in this prospectus supplement and accompanying base prospectus are not necessarily indicative of our future performance.

The following table sets forth information from our consolidated statements of income for the years ended December 31, 2009 and 2008.

	Year End December 31,
	2009		2008
	US$	% of Sales	US$	% of Sales
	(in thousands, except for percentages, per share and operating data)
Consolidated Statement of Income Data:
Sales
CCA and Copper wire	109,398	67.7%	50,006	100.0%
Refined Copper rod	52,146	32.3%	—	—
Total Sales	161,544	100.0%	50,006	100.0%
Cost of sales
CCA and Copper wire	(78,081)	-48.3%	(33,202)	-66.4%
Refined Copper rod	(47,230)	-29.2%	—	—
Total cost of sales	(125,311)	-77.6%	(33,202)	-66.4%
Gross profit	36,233	22.4%	16,804	33.6%
Selling expenses	(1,722)	-1.1%	(700)	-1.4%
Admin expenses	(3,992)	-2.5%	(1,907)	-3.8%
Income from operations	30,519	18.9%	14,197	28.4%
Interest income	174	0.1%	68	0.1%
Interest expenses	(335)	-0.2%	(515)	-1.0%
Merger cost	—	—	(259)	-0.5%
Change in fair value of warrants	(8,831)	-5.5%
Other income (expenses)	501	0.3%	4	0.01%
Income before tax	22,027	13.6%	13,495	27.0%
Income tax	(5,248)	-3.2%	(1,793)	-3.6%
Net income	16,779	10.4%	11,702	23.4%
Earnings per share
— Basic	0.94		0.75
— Diluted	0.88		0.70
Other Consolidated Financial Data:
Gross profit margin(1)	22.4%		33.6%
Operating profit margin(1)	18.9%		28.4%
Net profit margin(1)	10.4%		23.4%
Consolidated Operating Data:
Shipment volume (ton)
CCA and Copper wire	15,353		5,966
Refined Copper rod	9,630		—
Average selling price ($ per ton)
CCA and Copper wire	7,126		8,382
Refined Copper rod	5,595		—

The following table sets forth information from our balance sheets as of December 31, 2009 and December 31, 2008.

	Year End December 31,
	2009	2008
	(in thousands, except for percentages, per share and operating data)
Consolidated Balance Sheet Data:
Cash and cash equivalents	34,615	26,042
Accounts receivable	10,996	5,043
Inventories	17,534	587
Property, plant and equipment	18,424	7,441
Total assets	91,167	56,813
Secured short-term bank loans	2,197	6,145
Total liabilities	9,386	9,021
Total shareholders’ equity	81,781	34,675
Total liabilities and shareholders’ equity	91,167	56,813

RISK FACTORS

The following is a summary of certain material risks facing our business and common stock that should be carefully considered along with the other information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If any other material risks of which we are unaware later occur or become material, our business, financial condition, and operating results, and the price of and trading market for out stock, could be materially harmed.

Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Although we plan to use all of the net proceeds from this offering to build a new smelting plant in Danyang, our management still has broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

You will experience immediate dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on public offering price of $8.05 per share and the net tangible book value of the common stock of $3.39 per share as of December 31, 2009, if you purchase shares of common stock in this offering, you will suffer dilution of $4.11 per share in the net tangible book value of the common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock.

A large number of shares may be sold in the market following this offering, which may depress the market price of our common stock. Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. If there are more shares of common stock offered for sale than buyers are willing to purchase, then the market price of our common stock may decline to a market price at which buyers are willing to purchase the offered shares of common stock and sellers remain willing to sell the shares. All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

After the completion of this offering, one shareholder will continue to own a large percentage of our outstanding stock and could significantly influence the outcome of our corporate matters.

Currently, Magnify Wealth beneficially owns approximately 55.3% of our outstanding common stock. Mr. Zhu, our Chairman and CEO, is the sole director of Magnify Wealth. Upon the completion of this Offering, his ownership interest would decrease to approximately 48.09%. As a result, he would maintain substantial power to elect members of our Board of Directors and to control substantially all corporate actions and decisions for an indefinite period of time. As the sole director of Magnify Wealth, Mr. Zhu has the sole power to vote the shares of our common stock owned by Magnify Wealth, and as a result, is able to exercise significant influence over all matters that require us to obtain shareholder approval, including the election of directors to our board and approval of significant corporate transactions that we may consider, such as a merger or other sale of us or our assets.

There may be future sales or other dilution of the Company’s equity, which may adversely affect the market price of our common stock.

The Company is not generally restricted from issuing additional common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock. The issuance of any additional common stock or preferred stock or securities convertible into, exchangeable for or that represent the right to receive common stock or the exercise of such securities could be substantially dilutive to holders of our common stock. The market price of our common stock could decline as a result of this offering, sales of our common stock made after this offering or the perception that such sales could occur. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, we cannot predict or estimate the amount, timing or nature of future offerings. Thus, our stockholders bear the risk of future offerings reducing the market price of our common stock and diluting their shareholdings in us.

We do not anticipate paying cash dividends on our common stock. Investors in this offering may never obtain a return on their investment.

You should not rely on an investment our common stock to provide dividend income, as we have not paid any cash dividends on our common stock and do not plan to pay any in the foreseeable future. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any return on their investment.

BUSINESS

Business Overview

We were one of the first vertically integrated companies in China to develop, design, manufacture, market and distribute low cost, high quality, alternatives to pure copper wire, which include copper-clad aluminum wire (“CCA”) and recycled scrap copper wire. Primarily because of its high electrical conductivity, pure copper wire is one of the fundamental building blocks in many components in a wide variety of motorized and electrical appliances such as dishwashers, microwaves and automobiles. In most instances, our CCA wire and recycled scrap copper rod and wire products are an excellent, less costly substitute for pure copper wire products.

We sell our wire products directly to manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries and to distributors in the wire and cable industries. Our track record and reputation for producing high quality products in large quantities has paved the way for rapid expansion of our customer base. We have approximately 300 customers and no one customer accounts for more than 7% of our sales. The copper wire industry in China is large and growing, and essentially all of our product sales are made to domestic customers in China.

Prior to 2009, our business focused primarily on CCA. Our CCA business consists of acquiring CCA with a line diameter of 2.05 mm from our suppliers as a raw material, reducing the diameter of the CCA by drawing it and then annealing and coating it. Our final CCA product typically has diameters from 0.03 mm to 0.18 mm, depending on customer specifications. To meet strong customer demand, we substantially increased our CCA production capacity from 2,200 tons per annum as of the end of 2006 to 7,500 tons per annum as of December 31, 2009.

In addition to our CCA business, in the first quarter of 2009, we began production of copper rod from recycled scrap copper. The copper rod we produced meets the national purity standard for pure copper. As of December 31, 2009, our scrap copper refinery capacity was approximately 25,000 tons per annum. To the extent our downstream wire-drawing capacity permits, we process our copper rod into copper wire. Because our output of copper rod exceeds our capacity to process it into copper wire, we sell our excess copper rod to other wire manufacturers for further processing. During the nine months ended September 30, 2009, we sold 5,761 tons of copper wire and 8,032 tons of copper rod. We currently are working to expand our wire drawing capacity so that we can use a greater proportion of our copper rod rather than selling it to other manufacturers, thereby increasing our profit margins and overall profitability. We are exploiting a range of marketing strategies for the copper wire business, including cross-selling our copper wire to our existing CCA customers.

Our markets for our three main product categories overlap to a degree, and are characterized by their breadth and depth, with a very large number of current and potential customers for each product category. Copper rod is a raw material used in wire and cable production. Our pure copper rod, which is manufactured from recycled scrap copper, competes directly with copper rod made from “virgin” (e.g. newly mined) pure copper. To date, our raw material costs for bulk scrap copper have been lower than prices for virgin pure copper, which provides us with a pricing advantage in the market. During 2009, we sold copper rod to approximately 100 customers, most of which are producers of smaller diameter copper wire used in power cables ranging in size from high voltage power transmission cables to white good applications such as internal wiring in household appliances and consumer electronics. Our copper wire, which is sold in a variety of diameters and may have undergone further in-line processing such as coating with plastic, is sold to many of the same types of end-use customers who purchase copper wire from our copper rod customers. These include manufacturers of a wide range of power cables and products that incorporate wiring, such as household appliances, automobiles, consumer electronics and telecommunications equipment. Our CCA wire is sold to many of these manufacturers as well. CCA wire sells at a lower cost per unit of weight than pure copper wire, due to the relatively lower density of the aluminum core which makes up most of the volume of CCA wire. Our CCA wire offers conductivity performance characteristics that are only marginally below those of pure copper wire, which means they are attractive in a wide variety of product applications where a slight reduction in conductivity standard is tolerable (such as most household appliance, automotive, consumer electronics and telecommunications applications). Examples of relatively high tolerance product applications where our CCA wire would not provide an acceptable replacement option for pure copper wire would be military/space equipment and wiring in nuclear power plants. One low tolerance product category that requires pure copper wire rather than our less costly CCA wire is electric motors, which require pure copper wire windings. The markets for each of our three product lines are growing rapidly, due both to growing demand in China for all types of basic wire raw materials and the relative cost advantages our product lines carry over “virgin” pure copper competitor products.

We believe that we are well positioned to continue capturing further market share in the copper wire industry. Our copper wire from recycled copper and CCA are increasingly being accepted as alternatives to pure copper wire in the domestic Chinese market. As a result, Our sales and net income have increased substantially during the last three years. We generated sales of $32.5 million, $50.0 million and $161.5 million for the years ended December 31, 2007, 2008 and 2009, respectively. We achieved net income of $7.7 million, $11.7 million and $16.8 million for the years ended December 31, 2007, 2008 and 2009, respectively. In 2009, we had a non-cash charge of $8.8 million, which resulted from the change in the fair value of the warrants issued to investors in conjunction with the Company’s issuance of convertible Preferred Stock in October 2008. Excluding the impact of this non-cash charge, non-GAAP net income for 2009 was $25.6 million, up 118.7% from the same period last year.

Our capacity to sell our copper rod, recycled copper wire products (drawn from copper rod) and CCA wire products (drawn from larger diameter CCA wire) is limited by the equipment we have installed to produce these products. Our copper rod is made from bulk scrap copper, which is cleaned, purified and smelted in large capacity smelter units. At the present time we have a single horizontal copper rod extrusion production line, fed by two smelters, which is capable of producing 25,000 tons of copper rod per year in total. In 2009 we sold 9,630 tons of copper rod, all of which was produced on this smelter/extrusion line. As of December 31, 2009, we operated approximately 80 high speed wire drawing machines, which draw larger diameter copper rod or CCA rod into much finer diameter wires, with a total capacity of approximately 7,500 tons per annum of CCA wire and approximately 18,000 tons per annum of copper wire. Certain of these drawing machines incorporate additional production steps such as coating, annealing or magnetizing the fine wire produced. These drawing machines are manufactured to our design and specifications by custom equipment manufacturers located in China. We are not dependent on any single custom equipment manufacturer for the fabrication of our drawing lines. We anticipate that we will add six additional high-capacity drawing machines in the first two quarters of 2010, all of which will be used to draw copper wire from our copper rod, and which will increase our annual copper wire production capacity to 25,000 tons. We further anticipate that we will continue to add drawing machines in the second half of 2010. Depending on anticipated market demand, we may also add to our smelter/extrusion capacity in the second half of 2010 or the first half of 2011, so that we can increase our production volumes of copper rod. Accordingly, we do not anticipate that our sales will be capacity-constrained in the near future, even if we continue to experience rapid sales growth.

We continuously pursue technological innovations and improvements in our manufacturing processes. We have obtained one utility model patent in China and have three pending invention patent applications in China related to our production process. In addition, we have entered into a technology cooperation agreement with a university in China. We believe that our emphasis on technological innovations and production efficiency has contributed significantly to our leading industry position in China and will continue to do so for the foreseeable future.

Further, significant barriers to entry make it difficult for newcomers to successfully compete with our CCA and copper wire businesses. For example, with respect to CCA, during the process of drawing, annealing and coating CCA, it is technologically challenging to maintain high quality and maintain the integrity of copper and aluminum weight and volume distribution without breakage, especially for finer diameter wires. Our knowledge and experience in successfully generating high quality CCA fine and super fine wires put us at a significant advantage over would-be competitors. With respect to pure copper wire, our proprietary recycling technology offers us a unique ability to produce high quality pure copper wire from scrap copper. This enables us to have a lower raw material cost base comparing to pure copper wire produced from “virgin” pure copper sourced from copper mines. Our experience and technology allow us to offer products that are, in most instances, superior and more cost-effective to those that our potential competitors can produce. Because we are already an approved vendor for many of our customers and qualifying new vendors can be time-consuming, we believe we are further advantaged vis-à-vis potential competitors.

To minimize exposure to copper commodity risk exposure, we maintain minimal raw material inventory. In addition, we charge a fixed dollar processing fee for most of our products thus enabling us to pass most of the underlying copper price exposure to our customers, and minimize our exposure to copper price fluctuation. We confirm raw material purchase orders for scrap copper or CCA with suppliers for each sales order only when the applicable sales order has been received. On the other hand, our principal CCA and scrap copper suppliers usually dedicate portions of their inventories as reserves to meet our manufacturing requirements. Our most significant supplier of CCA provides approximately 30% of our CCA raw material needs, but we have built a large network of reliable suppliers that deliver high quality raw materials, and accordingly, are not dependent upon any one supplier for our success.

We believe that our experienced management team will continue to leverage our leading technologies and increasing capacity to manufacture, produce, market and distribute cost-effective, high quality CCA, recycled copper wire and other alternatives to pure copper wire. If, as anticipated, worldwide demand for alternatives to pure copper wire grow and we continue to innovate and improve our processes, we will be well positioned to compete in the copper wire market on a global scale.

Our Strengths

We believe that the following strengths have contributed to our competitive position in China:

Leading market position and early-mover advantage.  We are one of the leading CCA wire producers in China, as measured by our current annual superfine wire production capacity of 7,500 tons. We are targeting to increase our annual CCA wire production capacity to 10,000 tons by the end of 2010 through internal expansion.

We believe we were one of the first companies in China to produce CCA superfine wire on a commercial scale. This early-mover advantage in China coupled with our reputation for high quality products has enabled us to establish a wide array of customer and supplier relationships and to expand our relationships with our existing customers. We have recently launched commercial production of superfine wires that are manufactured from refined scrap copper and are also in the process of developing a super-micro-fine wire production technology.

We believe we are well positioned to leverage our increasing production scale and to expand our customer base and product portfolio, to meet China’s growing demand for cable and wire products.

Proprietary automated and efficient production facility that can be scaled to meet increased demand.  To cope with surging demand, we have continuously expanded our production facility in a very rapid way: our production capacity increased from 2,200 tons per annum in 2006 to 7,500 tons per annum as of December 31, 2009. We have targeted to increase our annual production capacity in CCA wire, copper wire, and scrap copper refinery to 10,000, 25,000 and 25,000 tons, respectively, by the end of 2010, and to 15,000, 50,000 and 100,000 tons, respectively, by the end of 2011. We launched production in our new plant in March 2009. This new plant occupies about 66,000 square meters and is six times of the size of our old plant.

Efficient proprietary production technology.  We continually pursue technological improvements to our manufacturing processes via our strong in-house development teams. We have obtained one utility model patent for our manufacturing process, and have three other pending invention patents related to our production processes. In addition, we have entered into technology cooperation agreements with research institutes to develop new techniques and processes. Our research and development (“R&D”) efforts have generated technological improvements that have been instrumental in controlling our production costs and increasing our operational efficiency. The combination of our trade secrets and our proprietary production technology enables us to use lower-cost recycled copper feedstock and to produce wire with a smaller line diameter.

Rigorous quality control standards.  Consistent with our continuing commitment to quality, we impose rigorous quality control standards at each stage of our production process. Since January 2007, our plant has maintained ISO9001:2000, a certification of quality management systems maintained by the International Organization of Standardization and administered by certification and accreditation bodies, which is subject to annual review. For copper magnet wire, we obtained a National Industrial Production License for copper magnet wire in January 2009 and satisfied the UL standard in October 2008. According to a test report dated April 17, 2008, China’s Machinery Industry Quality Supervision and Test Center For Electrical Material and Special Wire and Cable, a government inspection and testing agency, recycle copper rod produced by us satisfied the national standard for electrical copper wire, GB/T3952-1998. We believe these testing results demonstrate our commitment to producing high-quality products as well as providing us with a competitive advantage over certain domestic competitors in the event China implements stricter fuel-quality standards in the future.

Strong technology improvement and R&D capabilities.  Our technology improvement and R&D infrastructure includes a team of more than 30 professionals focusing on quality assurance, equipment maintenance, process maintenance and improvement, and new product and process R&D. We absorb most of the technology related expenses in our production costs, and thus have only incurred R&D costs at very low levels in past years. However, we believe our overall technology-related spending is greater than many of our China-based competitors. We were granted one utility model patent and have three pending invention patents relating to our production process. We believe our knowledge and experience in R&D are the key reason why we were able to become one of the earliest and leading CCA manufacturers in China and enabled us the ability to expedite the launch of our refined superfine copper wire production. In addition, our newly launched scrap copper refinery operation utilizes a proprietary cleaning solution to cleanse and refine recycled scrap copper to high purity copper rod product which meets the national industry standard for pure copper. As a result, we have been able to take advantage of the emerging market opportunity given the copper price volatility in recent years.

Experienced management and operations teams with local market knowledge.  Our senior management team and key operating personnel have extensive management skills, relevant operating experience and industry knowledge. Mr. Zhu, our founder, Chairman and CEO, has extensive experience managing and operating companies in the cable and wire industry. We believe our management team’s in-depth knowledge of the Chinese market will enable us to formulate sound expansion strategies and to take advantage of market opportunities.

Our Strategies

We will continue to strive to be a leading supplier of copper replacement products in the PRC cable and wire industry, while maximizing shareholder value and pursuing a growth strategy that includes:

Developing market driven new products and processes.  We consistently pursue technological improvements to our manufacturing processes and new product development through our strong in-house technology development team. Our R&D efforts have generated technological improvements that have been instrumental in controlling our production costs and increasing our operational efficiency. Our combination of trade secrets and proprietary production technology enables us to use lower-cost feedstock and to attain higher product quality. Through innovation and further production efficiencies, we believe our emphasis on R&D will enable us to maintain our position as a leading copper replacement product supplier in the PRC cable and wire industry.

Reliable supplier network for low cost raw materials.  We maintain a long-term supply relationship with several key suppliers. We believe many of our suppliers prefer to sell raw materials to us due to our track record for prompt payment as well as our ability to accept large quantities of raw materials. Our long-standing supplier relationships provide us with a competitive advantage in China, and we intend to broaden these relationships to parallel our efforts to increase the scale of our production facilities, thereby maintaining a diverse supplier network while leveraging our purchasing power to obtain favorable price and delivery terms. With the launch of the scrap copper refinery business, we have also established a scrap copper warehouse in one of the largest scrap metal markets in China.

Production capacity expansion.  In order to accommodate the rapidly increasing demand of our products, we have expanded, and plan to continue to expand, our manufacturing capacity. An increase in capacity has a significant effect on our results of operations, both in allowing us to produce and sell more products and achieve higher revenues, and in lowering our manufacturing costs resulting from economies of scale. We have expanded rapidly since we launched our CCA wire production in 2006. The following table sets forth information on the historical development of our production facilities:

	Plant 1	Plant 2
Location	Danyang, Jiangsu	Danyang, Jiangsu
Began construction	March 1999	March 2008
Began production	January 2006	March 2009
Capacity as of March 31, 2009 (mt per year)	CCA wire-7,500	Copper refinery-25,000
Copper wire-18,000
Site area (square meters)	11,000	66,000

We believe our expansion strategy will enable us to benefit from continued growth in overall copper demand in China. The following sets out our future plan to ramp up our annual manufacturing capacity:

	By the end of
	2009	2010	2011
Copper wire (MT)	18,000	20,000	50,000
CCA wire (MT)	7,500	10,000	15,000
Copper refinery (MT)	25,000	25,000	100,000

Selectively pursue acquisition opportunities.  Although we have not identified a potential acquisition target(s), we may in the future look to acquire businesses or assets that may enhance our market position.

Strengthening our relationships with key customers and diversifying our customer base.  We intend to strengthen our existing relationships with key customers while further expanding our customer base. We plan to continue providing high-quality and cost-competitive products to our existing customers and use our existing customer network and strong industry reputation to expand geographically to strategic locations across China. We plan to increase our sales service personnel to further expand our supplier and customer base and to provide increased coverage of the market. To assist our efforts, we intend to continue to use customer feedback to improve our service quality and strengthen our long-term customer base.

Manufacturing Process

Copper recycling and wire processing

Our copper recycling pre-treatment phase utilizes our proprietary cleaning technology with respect to which we have applied for an invention patent. The process involves manually or mechanically sorting, stripping, shredding and magnetically separating the scrap copper. The scrap copper is then compacted and pre-treated with numerous chemicals. Following the pre-treatment phase, the metal is smelted and fire refined in a furnace. The furnace refining process commences with loading the furnace with the pre-treated metal, smelting it, and then refining and reducing it. Thereafter, the molten copper is continually belt cast and further treated, and the copper rod is ultimately wound into bundles for further processing or sale.

Our fine and superfine wire drawing process utilizes either our recycled copper rod or CCA and involves drawing the wire to the desired final diameter. Whether using recycled copper rod or CCA, the drawing process entails multiple steps, including heat treating, annealing, baking, cooling, quenching and spooling, as may be necessary to achieve the desired wire diameter and other customer specifications. The CCA drawing process, however, is more complex than the process for using recycled copper rod, and utilizes our proprietary trade secrets to ensure that the wire maintains the original bimetallic bond from the raw material. The fine or superfine wire is either sold to customers or is coated and further processed to become magnet wire.

The following illustration is a simplified outline of our process:

Products

Copper Clad Aluminum (CCA)

CCA is an electrical conductor consisting of an outer sleeve of copper that is metallurgically bonded to a solid aluminum core. This structure is set out in the following CCA illustration:

Note: The illustration is not drawn to scale.

Over the past five years, CCA has become a viable and popular alternative to pure copper wire. In comparison with solid copper wire, CCA raw material costs are generally 35% to 40% lower per ton. CCA and pure copper raw materials are purchased based on weight. Since aluminum accounts for approximately eighty six percent (86%) by volume of CCA wire, each ton of CCA wire can yield 2.5 times the length of each ton of solid copper wire. Our CCA products are a cost effective substitute for pure copper wire in a wide variety of applications such as wire and cable, consumer electronic products, white goods, automotive parts, utility applications, telecommunications, and specialty cables.

We produce CCA wire with the line diameter in the range of 0.03 mm to 0.18 mm. We produce and distribute wire in the following forms:

•	Fine wire. Fine wire is sold to smaller wire manufacturers for further processing; and
•	Magnet wire. Magnet wire can be fine or super fine and is the basic building block of a wide range of motorized appliances and is mainly used for its electrical conductivity.
•	Tin plated wire. Tin plated wire is mainly used for the transmission of audio and visual signals.

We produce in accordance with customer orders and we customize our products based on customer specifications. Customer specifications vary depending on the end use of the CCA wire, but are primarily determined based upon two measurements, the thickness of the copper layer on the aluminum core and the diameter of the CCA wire.

Copper Rod

In March 2009, we launched the manufacturing of copper rod from our newly acquired continuous production system for fire refining, melting and rod casting. We use scrap copper as the raw material to manufacture and sell copper rods. In addition, we produce cable and copper magnet wire from copper rods.

The following table has set out the end uses of copper rod based wire products:

Cable
•	Used for:
•	telephone drop wire and conductors;
•	electric utilities; transmission lines, grid wire, fence and structured grounds;
•	industrial drop wire, magnet wire, battery cables, automotive wiring harnesses; and
•	electronics: radio frequency shielding
Magnet wire
•	Used in:
•	electronic motors, transformers, water pumps, automobile meters, energy, industrial, commercial, and residential industries.

Quality Control

We apply rigorous quality control standards and have implemented safety procedures at all phases of our production process. Since January 2007, our plant has maintained ISO9001:2000, a certification of quality management systems maintained by the International Organization of Standardization and administered by certification and accreditation bodies.

Quality assurance efforts have been made on various lines of products in the following ways:

•	Copper magnet wire. We strictly follow the mandatory national product standard in China, and obtained a National Industrial Production License for copper magnet wire in January 2009 and satisfied UL standards in October 2008.
•	Scrap copper refinery. According to a test report dated April 17, 2008 of China’s Machinery Industry Quality Supervision and Test Center For Electrical Material and Special Wire and Cable, a government inspection and testing agency, our copper rods satisfied the national standard for electrical copper wire, GB/T3952-1998.
•	CCA wire. We strictly follow the industry recommended standards.

We believe the testing results we have obtained demonstrate our commitment to producing high-quality products and provide us with a competitive advantage over certain domestic competitors in the event China implements stricter quality standards in the future.

Raw Materials and Suppliers

We primarily use CCA wire with a line diameter of 2.05 mm, produced by our bimetallic wire suppliers, to manufacture superfine CCA wire. Our raw material procurement policy is to use only long-term suppliers who have demonstrated quality control, reliability and maintain multiple supply sources so that supply problems with any one supplier will not materially disrupt our operations. In order to avoid copper price volatility exposure, we do not maintain raw material inventory. We confirm raw material purchase orders with suppliers only when the relevant sales orders are received. On the other hand, our principal suppliers usually dedicate portions of their inventories as reserves to meet our manufacturing requirements. Suppliers are generally paid with a credit term of 30 days.

For our scrap copper refinery, we primarily use No. 2 scrap copper in our production of two types of recycled copper: cable and magnet wire. We purchase the materials through dealers and the scrap metal market. We have recently established a scrap copper raw material warehouse in one of China’s largest scrap metal markets. Scrap copper is generally purchased with cash on delivery terms. We believe that we will have access to an adequate supply of scrap copper on satisfactory commercial terms due to the numerous scrap dealers located throughout Guangdong Province in the PRC.

For each of the fiscal years ended December 31, 2007, 2008 and 2009 our five largest suppliers accounted for 100%, 100% and 74% of our total purchases, respectively, and our single largest supplier accounted for 26.8%, 46.5% and 20.3% of our total purchases, respectively. We believe that we will have access to and an adequate supply of raw material on satisfactory commercial terms. In 2009, our top five suppliers are as following:

•	Qingyuan Zhongbian Metal Co., Ltd.
•	Shanghai Jingsheng Metal Co., Ltd.
•	Guangfeng Recycling Metal Co., Ltd.
•	Hailiang Metal Trading Co., Ltd.
•	Nanhai Zhengjing Metal Co., Ltd.

Sales, Marketing and Distribution

Chinese domestic market sales account for a majority of our revenue. We target our sales efforts primarily in the coastal provinces of Guangdong, Fujian, Zhejiang, Jiangsu and Shanghai areas, where the majority of our customers are located. We have a sales staff of approximately 30 employees. We maintain 9 sales offices in China, including 3 in Guangdong, 3 in Zhejiang, 1 in Fujian, 1 in Shandong, and 1 in Anhui. We participate in industry expositions in which we showcase our products and services and from which we obtain new customers.

We have a small fleet of trucks that deliver merchandise to customers located within three hours from our production facilities. Alternatively, we contract with independent third-party trucking companies to deliver our products when necessary.

Customers

We sell our products in China either directly to manufacturers or through distributors in the wire and cable industries and manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries. For 2007, 2008 and 2009, we did not have any single customer which accounted for over 10% of our total revenue.

For the year ended December 31, 2007, 2008 and 2009, our five largest customers accounted for 14.5%, 20.2% and 6.9% of our total sales, respectively, and the single largest customer accounted for 3.0%, 6.6% and 1.6% of our total sales, respectively. We generally extend unsecured credit for 30 days to large or established customers with good credit history. Management reviews its accounts receivable on a regular basis to determine if the allowance for doubtful accounts is adequate at each quarter-end.

Competition

China is the world’s largest producer and market for cable and wire. Our sales are predominantly in the PRC, and as a result, our primary competitors are PRC domestic companies. To a lesser degree we face competition from international companies.

We believe being located in China provides us with a number of competitive factors within our industry, such as:

•	Pricing. A producer’s flexibility to control pricing of products and the ability to use economies of scale to secure competitive pricing advantages;
•	Technology. A producer’s ability to manufacture products efficiently, utilize low-cost raw materials, and to achieve better production quality; and

•	Barriers to entry. A producer’s technical knowledge, access to capital, local market knowledge and established relationships with suppliers and customers to support the development of commercially viable production facilities.

Competition in the bimetallic industry, particularly in China, can be characterized by rapid growth and a concentration of manufacturers. We believe we differentiate ourselves by being an early mover in the industry, and by offering superior product quality, timely delivery and better value. We believe we have the following advantages over our competitors:

•	the performance and cost effectiveness of our products;
•	our ability to manufacture and deliver products in required volumes, on a timely basis, and at competitive prices;
•	superior quality and reliability of our products;
•	our after-sale support capabilities, from both an engineering and an operational perspective;
•	excellence and flexibility in operations;
•	effectiveness of customer service and our ability to send experienced operators and engineers as well as a seasoned sales force to assist our customers; and
•	overall management capability.

Research and Development

Our superfine wire manufacturing technology was developed and refined in-house by our technology improvement and R&D team. This team comprises over 30 professionals focusing on quality assurance, equipment maintenance, process maintenance and improvement, and new product and process R&D.

We absorb most of the development technology related expenses in our production costs, and thus have only reported R&D costs at very low levels in the past years. For each the fiscal years ended December 31, 2007, 2008 and 2009, we reported R&D costs of $56,143, $60,041 and $141,258. However, we believe our overall technology development related spending is greater than many of our China-based competitors.

We believe our commitment to, and knowledge and experience in, R&D are the key reasons why we were one of the earliest and leading CCA wire manufacturers. This expertise has enabled us to expedite the launch and expansion of our superfine copper wire production. Therefore, we were able to take advantage of the market opportunity that emerged as a result of the recent copper price volatility.

We plan to continue our R&D efforts, to maintain and strengthen our leading position in China, and to expand into new products and markets. We are currently developing a super-micro-fine CCA wire with line diameter below 0.025 mm, which is used for cell phones, micro-electronic motors, micro-transformers, relays and audiophones. We are in the process of conducting laboratory testing on these products.

On December 18, 2006, Lihua Electron entered into a long term technology cooperation agreement (the “Long Term Technology Cooperation Agreement”) with China Jiangsu University whereby Jiangsu University and Lihua Electron agreed to enter into future technology project agreements and establish a “Co-Lab Center of Jiangsu University-Danyang Lihua Electron Co. Ltd.,” which is the Research Centre and Training Centre for Jiangsu University’s students. The Long Term Technology Cooperation Agreement commenced on January 1, 2007 and terminates on December 31, 2011. In connection with the Long Term Technology Cooperation Agreement, on February 1, 2008, we entered into a technology project agreement with China Jiangsu University for research on copper plating aluminum. Under this agreement, we will pay all research expenses. As of the date hereof, we have not made any such payments. Jiangsu University has agreed to develop the technology; however, the agreement specifies that any intellectual property that arises from the research will belong to both parties.

Intellectual Property

Our manufacturing processes are based on technology substantially developed in-house by our R&D and engineering personnel. We rely on a combination of patent, trade mark, domain names and confidentiality agreements to protect our intellectual property. We require all members of our senior management and our key

R&D personnel to sign agreements with us which stipulate, among other things, confidentiality obligations and restrictions on the assignment of intellectual property.

We were granted a utility model patent (patent no.: ZL 2008 2 0034139.8) by the State Intellectual Property Office of the PRC for our “Oxygen-free copper rod pressure cut off device,” effective as of April 16, 2008. The term of this patent is 10 years from the effective date. We have no foreign patents. We currently have the following three invention patent applications in China pending:

Name of IP right	Application Number	Company	Date of Application	Status of Application
1. The production process for copper clad aluminum magnet wire	200710131529.7	Lihua Electron	September 4, 2007	Patent pending
2. Production technology of copper clad magnesium aluminum wire	200810023487.X	Lihua Electron	April 16, 2008	Patent pending
3. A copper cleaning liquid	200810023488.4	Lihua Copper	April 16, 2008	Patent pending

We are currently using the trademark “Lihua” for all our products. We have applied to register the trademarks “Mei Lihua” in China

We are not aware of any material infringement of our intellectual property rights.

Insurance

We maintain various insurance policies to safeguard against risks and unexpected events. In protecting against work-related casualties and injuries, we purchase accidental injury insurance policies for our employees. In addition, we provide social security insurance including pension insurance, unemployment insurance, work related injury insurance and medical insurance for our employees. We also maintain insurance for our plants, machinery, equipment, inventories and motor vehicles. We do not have product liability insurance for our products. All of our products have met the relevant regulatory requirements under PRC laws and we have not been subject to any material fines or legal action involving product non-compliance.

Our Employees

As of February 28, 2010, we had approximately 306 employees, all of whom except for one are located in the PRC. Of our employees, approximately 68% work in manufacturing. The remainder of employees includes engineers, sales and administrative personnel. As a matter of Company policy, we seek to maintain good relations with our employees at all locations. We believe our relationship with our employees is good.

Our Corporate History and Background

From the date of our incorporation until October 31, 2008, we were a “blank check” company with nominal assets. We were originally incorporated in the State of Delaware on January 24, 2006 under the name of Plastron Acquisition Corp. for the purpose of raising capital to be used to merge, acquire, or enter into a business combination with an operating business.

Ally Profit Investments Limited (“Ally Profit”) was incorporated in the British Virgin Islands on March 12, 2008 under the Business Companies Act, 2004. In June 2008, Ally Profit became the parent holding company of a group of companies comprised of Lihua Holdings Limited (“Lihua Holdings”), a company organized under the laws of Hong Kong and incorporated on April 17, 2008, which was the 100% shareholder of each of Danyang Lihua Electron Co., Ltd. (“Lihua Electron”) and Jiangsu Lihua Copper Industry Co., Ltd. (“Lihua Copper”, collectively with Lihua Electron, the “PRC Operating Companies”), each a limited liability company organized under the existing laws of the Peoples Republic of China Lihua Electron and Lihua Copper were incorporated on December 30, 1999 and August 31, 2007, respectively. We changed our name from Plastron Acquisition Corp. to Lihua International, Inc. on September 22, 2008.

On September 4, 2009, the Company’s common stock began trading on the NASDAQ Capital Market under the symbol LIWA.

As of March 1, 2010, details of the subsidiaries of the Company are as follows:

Subsidiaries’ names	Domicile and date of incorporation	Paid-up capital	Effective ownership	Principal activities
Ally Profit Investments Limited	British Virgin Islands March 12, 2008	$100	100%	Holding company of other subsidiaries
Lihua Holdings Limited	Hong Kong April 17, 2008	HK$100	100%	Holding company of other subsidiaries
Danyang Lihua Electron Co., Ltd.	PRC December 30, 1999	$10,500,000	100%	Manufacturing and sales of bimetallic composite conductor wire such as copper clad aluminum (CCA) wire and enameled CCA wire.
Jiangsu Lihua Copper Industry Co., Ltd.	PRC August 31, 2007	$15,000,000	100%	Manufacturing and sales of refined copper.

Legal Proceedings

We may be subject to legal proceedings, investigations and claims incidental to the conduct of our business from time to time. We are not currently a party to any litigation or other legal proceedings brought against us. We are also not aware of any legal proceeding, investigation or claim, or other legal exposure that has a more than remote possibility of having a material adverse effect on our business, financial condition or results of operations.

Property

Under the current PRC law, land is owned by the state, and parcels of land in rural areas which is known as collective land is owned by the rural collective economic organization “Land use rights” are granted to an individual or entity after payment of a land use right fee is made to the applicable state or rural collective economic organization. Land use rights allow the holder the right to use the land for a specified long-term period.

We occupy our properties located in Danyang City, Jiangsu Province, PRC under land use rights for purposes of production, R&D and employee living quarters. We have land use rights, all expiring in 2058, for a total of approximately 77,000 square meters of land for all of our existing plants and plants under construction.

On April 12, 2009, Lihua Copper entered into a lease agreement for a cargo yard located at Liangdong Industrial Development Area, LiangQingTang, Dali, Guangdong Province, Nanhai District in China. The lease is for a five year term, which began on May 2, 2009 and terminates on May 1, 2014. From May 2, 2009 to May 1, 2012, the monthly rent is RMB 28,000 ($4,105), from May 2, 2012 to May 1, 2013, the monthly rent is RMB 31,000 ($4,544), and from May 2, 2013 to May 1, 2014, the monthly rent is RMB 33,000 ($4,837).

Government Regulation

Manufacturing

Our manufacturing operations are subject to numerous laws, regulations, rules and specifications relating to human health and safety and the environment. These laws and regulations address and regulate, among other matters, wastewater discharge, air quality and the generation, handling, storage, treatment, disposal and transportation of solid and hazardous wastes and releases of hazardous substances into the environment. We are in compliance with all material respects of such laws, regulations, rules, specifications and have obtained all material permits, approvals and registrations relating to human health and safety and the environment. In addition, third parties and governmental agencies in some cases have the power under such laws and regulations to require remediation of environmental conditions and, in the case of governmental agencies, to impose fines and penalties. We make capital expenditures from time to time to stay in compliance with applicable laws and regulations.

Environmental Matters

Given the nature of our business, we generate waste water, exhaust fumes and noise during our production process. We have implemented a comprehensive set of environmental protection measures to treat emissions generated during our production process to minimize the impact of our production process on the environment. These measures include the following:

•	Waste water. Waste water processed by our facilities meets the Chinese standard for discharge. To conserve water resources, we also recycle and reuse waste water generated during our production process, which decreases our consumption of water and reduces the discharge of waste water into the environment;
•	Exhaust fumes. We generate exhaust fumes during our production process. Exhaust fumes generated during our production process are filtered to reduce dust, sulfur dioxide, total suspended particulate, nitrogen oxide and organic elements. In each case, exhaust fumes are treated to comply with national air quality standards; and
•	Noise. We generate noise through the operation of our heating, ventilation and pumping systems. We typically reduce the noise generated by these activities to a range of 60 decibels to 80 decibels by employing various noise reduction measures that comply with applicable law.
M&A Rules

On August 8, 2006, six PRC regulatory agencies, namely, the PRC Ministry of Commerce, or MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission, or CSRC, and SAFE jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006. According to Rule 55 of the M&A Rules and the Guidance Manual on Administration of Entry of Foreign Investment issued by the Department of Foreign Investment Administration of the Ministry of Commerce in December 2008, conversion of a joint venture to a wholly foreign owned enterprise by way of an equity transfer from a Chinese party to a foreign party, shall not be subject to the M&A Rules, and the M&A Rules are only applicable to acquisitions of a domestic enterprise or its assets by a foreigner.

We have been advised by our PRC counsel that the M&A Rules did not apply to the June 2008 restructuring or subsequent share exchange transaction. The restructuring did not require CSRC approval because we were not a special purpose vehicle formed or controlled by PRC operating companies or PRC individuals, we were owned or substantively controlled by foreigners, and conversion of our operating entities from a joint venture to a wholly foreign owned enterprise was not and is not subject to the M&A Rules.

The M&A Rules also require offshore companies formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC operating companies or individuals to obtain the approval of the CSRC prior to the public listing of their securities on an overseas stock exchange. On September 21, 2006, pursuant to the M&A Rules and other PRC laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (“Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchanges by special purpose vehicles. However, the CSRC currently has not issued any definitive rule concerning whether the transactions effected by the overseas listing would be subject to the M&A Rules and Related Clarifications. Article 238 of the PRC Securities Law also provides that any domestic enterprise that directly or indirectly issues any securities abroad or lists its securities abroad for trading shall be subject to the approval of the securities regulatory authority under the State Council according to the relevant provisions of the State Council.

The M&A Rules do not have express provisions in terms of penalties for failure to obtain CSRC approval prior to the public listing of our securities. However, there are substantial uncertainties regarding the interpretation, application and enforcement of the above rules, and CSRC has yet to promulgate any written provisions or formally to declare or state whether the overseas listing of a PRC-related company similar to ours is be subject to the approval of CSRC. Any violation of these rules could result in fines and other penalties on our operations in China, restrictions or limitations on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect to our business, operations and financial conditions.

Foreign Investment in PRC Operating Companies

The Foreign Investment Industrial Catalogue jointly issued by MOFCOM and the National Development and Reform Commission (“NDRC”) in 2007 classified various industries/business into three different categories: (i) encouraged for foreign investment; (ii) restricted to foreign investment; and (iii) prohibited from foreign investment. For any industry/business not covered by any of these three categories, they will be deemed industries/business permitted to have foreign investment. Except for those expressly provided restrictions, encouraged and permitted industries/business are usually 100% open to foreign investment and ownership. With regard to those industries/business restricted to or prohibited from foreign investment, there is always a limitation on foreign investment and ownership. The reason that our business is not subject to limitation on foreign investment and ownership is as follows:

(i) our business falls under the class of “manufacturing of materials for processing beryllium copper straps, lines, pipes and rods”, which is open to 100% foreign investment and ownership;

(ii) our business does not fall under the industry categories that are restricted to, or prohibited from foreign investment; and

(iii) whether a business is subject to foreign investment restriction is subject to interpretation by MOFCOM and/or the NDRC, restructuring of each of our operating entities into a wholly foreign owned enterprise, each of which has been approved by the local MOFCOM, can also directly evidence no limitation on foreign investment and ownership to our business.

Corporate Restructuring

In June 2008, Magnify Wealth, a British Virgin Islands holding company, which was 100% owned by Mr. Fo Ho Chu, a Hong Kong citizen, developed a restructuring plan (the “Restructuring”). At that time, Magnify Wealth was the parent company and sole shareholder of Ally Profit, which was the parent company and sole shareholder of Lihua Holdings. The Restructuring was accomplished in two steps. The first step was for Lihua Holdings to acquire 100% of the equity interests in the PRC Operating Companies (the “PRC Subsidiary Acquisition”). After the PRC Subsidiary Acquisition, the second step was for Magnify Wealth to enter into and complete a share exchange transaction with us, a US public reporting company, whereby we would acquire the shares of Ally Profit in return for the issuance of our common stock (the “Share Exchange”).

PRC Subsidiary Acquisition

The PRC Subsidiary Acquisition was structured to comply with the M&A Rules. Under the M&A Rules, the acquisition of PRC operating companies by foreign companies that are controlled by PRC citizens who are affiliated with the PRC operating companies, is strictly regulated and requires approval from MOFCOM. However, these restrictions apply only at the time that PRC operating companies are acquired by a foreign entity, and do not apply to foreign entities controlled by foreign persons. On July 10, 2008, Lihua Holdings acquired the PRC Operating Companies from companies owned by our current CEO, Mr. Zhu, Mr. Chu and Europe EDC, a Dutch company. At that time, Lihua Holdings was beneficially owned by Mr. Chu, who was the sole shareholder of Magnify Wealth.

In addition to being the sole shareholder of Magnify Wealth, Mr. Chu was also a 45.46% owner of Lihua Electron, prior to the consummation of the PRC Subsidiary Acquisition. The aggregate consideration payable by Lihua Holdings to the shareholders of Lihua Electron was $2,200,000, and the aggregate consideration payable by Lihua Holdings to the shareholders of Lihua Copper was $4,371,351.

Since PRC M&A laws would have prohibited Mr. Zhu, a PRC citizen, from also immediately receiving shares of Magnify Wealth in a share exchange as consideration for the sale of his interests in the PRC Operating Companies, in October 2008, subsequently amended in March 2009, Mr. Zhu and Mr. Chu entered into a share transfer agreement (the “Share Transfer Agreement”) to grant Mr. Zhu an option to acquire Mr. Chu’s shares in Magnify Wealth, provided that certain financial performance thresholds were met by the PRC Operating Companies.

The Share Transfer Agreement enables Mr. Zhu to receive consideration for selling his interest in the PRC Operating Companies to Lihua Holdings by allowing him to re-acquire an indirect interest in the PRC Operating Companies without violating PRC laws. Pursuant to the original terms of the Share Transfer Agreement, Mr. Chu granted to Mr. Zhu the option to purchase all of the 3,000 ordinary shares of Magnify Wealth then held by Mr. Chu at the nominal price of $1.00 per share (the “Option Shares”). The Option Shares were to vest and could be acquired by Mr. Zhu upon the PRC Operating Companies attaining consolidated net income performance targets for fiscal 2008 (“2008 Target”), 2009, and 2010 of $8 million, $11 million and $14 million respectively. If each performance target was met, 25% of the Option Shares would vest and could be acquired by Mr. Zhu forty-five days after December 31, 2008, 25% of the Option Shares would vest and could be acquired by Mr. Zhu forty-five days after December 31, 2009 and the remaining 50% of the Option Shares would vest and could be acquired by Mr. Zhu forty five days after December 31, 2010. However, on March 7, 2009, Mr. Zhu and Mr. Chu entered into an amendment to the Share Transfer Agreement whereby alternate conditions for the achievement of the performance targets were agreed. Under the amended agreement, as long as the audited consolidated net income of the PRC Operating Companies for fiscal 2008 was 10% or more higher than the 2008 Target (“Alternate Performance Target”), regardless of whether the performance targets for 2009 and 2010 are met or not, the Option Shares would vest. Mr. Zhu would then be able to acquire the Option Shares in the same percentages and on the same dates as per the original agreement. Since our consolidated net income for 2008 was $11,701,879, which achieved the Alternate Performance Target, Mr. Zhu is entitled to acquire all of the Option Shares from Mr. Chu pursuant to the following exercise schedule: (i) 25% of the Option Shares could be acquired 45 days after February 14, 2009; (ii) an additional 25% of the Option Shares could be acquired on February 14, 2010; and (iii) the remaining 50% of the Option Shares could be acquired on February 14, 2011. As of February 14, 2010, Mr. Zhu was entitled to acquire 50% of the Option Shares, which equals 1,500 shares, and as of February 14, 2011, he will be able to acquire 100% of the Option Shares.

Also on October 22, 2008, Mr. Chu and Europe EDC entered into subscription agreements to purchase shares in Magnify Wealth at a nominal price of $1.00 per share. Pursuant to these subscription agreements, Mr. Chu and Europe EDC have been issued 50% of the shares of Magnify Wealth for which they subscribed in tranches on February 14, 2009 and 2010 and will be issued the remaining 50% on February 14, 2011, which are the same dates the Option Shares could be acquired by Mr. Zhu. The number of subscription shares issuable to Mr. Chu and Europe EDC in the aggregate, are 632 shares and 32 shares, respectively, and was determined based on the proportion of capital contributed by each of them in the PRC Operating Companies. As of April 5, 2010, Mr. Chu was issued 316 shares of Magnify Wealth and Europe EDC was issued 16 shares of Magnify Wealth, which equals 50% of the shares of Magnify Wealth which are issuable as per the subscription agreements. The subscription agreements enable Mr. Chu, a Hong Kong citizen, and Europe EDC, a Dutch company, to receive an interest in Magnify Wealth in consideration for the sale of their respective interests in the PRC Operating Companies to Lihua Holdings. Because Mr. Chu is a Hong Kong citizen and Europe EDC is a Dutch company, there is no prohibition or restriction under PRC laws against non-PRC residents or citizens acquiring shares in Magnify Wealth in consideration for the sale of their respective interests in the PRC Operating Companies to Lihua Holdings.

Share Exchange and Private Placement

On October 31, 2008 we entered into and completed the share exchange with Magnify Wealth, pursuant to which we acquired 100% of the shares of Ally Profit in exchange for the issuance of 14,025,000 shares of our common stock to Magnify Wealth.

On October 31, 2008, we also entered into and completed a securities purchase agreement (“Purchase Agreement”) with certain accredited investors (the “Investors”) for the issuance and sale by us in a private placement (“Private Placement”) of 6,818,182 shares of Series A Convertible Preferred Stock and Series A Warrants to purchase 1,500,000 shares of our common stock, for aggregate gross proceeds of approximately $15,000,000. All outstanding shares of Series A Convertible Preferred Stock have converted into common stock, leaving no shares of Series A Convertible Preferred Stock outstanding.

Make Good Escrow

We entered into a make good escrow agreement with the Investors (the “Securities Escrow Agreement”), pursuant to which Magnify Wealth initially placed 6,818,182 shares of our common stock (equal to 100% of the number of shares of common stock that could be obtained on conversion of the Series A Convertible Preferred Stock) (the “Escrow Shares”) into an escrow account to be held as security for the achievement of certain net income and earnings per share targets in 2008 and 2009. We targeted $12 million in audited net income and $0.50 earnings per share for the fiscal year 2008 (the “2008 Performance Threshold”) and $18 million in audited net income and $0.76 earnings per share for the fiscal year 2009 (the “2009 Performance Threshold”). With respect to the 2008 and 2009 performance thresholds, net income is defined in accordance with US GAAP and reported by us in our audited financial statements for each of 2008 and 2009, plus any amounts that may have been recorded as charges or liabilities on the 2008 and 2009 audited financial statements, respectively, as a result of (i) the Private Placement, including without limitation, as a result of the issuance and/or conversion of the Series A Convertible Preferred Stock, (ii) the release of the Escrow Shares to Magnify Wealth pursuant to the terms of the Escrow Agreement, (iii) the issuance of ordinary shares held by the sole shareholder of Magnify Wealth to Mr. Zhu upon the exercise of options granted to Mr. Zhu by the sole shareholder of Magnify Wealth, as of the date thereof. We have met the 2008 and 2009 performance thresholds and the Escrow Shares will be released back to Magnify Wealth.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $28.0 million excluding proceeds from the over-allotment option. Our net proceeds, before expenses, will be approximately $32.8 million if the underwriters exercise the full over-allotment option to purchase an additional 559,006 shares.

We intend to use all of the net proceeds of this offering to build a new smelting plant in Danyang City, Jiangsu Province, P.R.C. which we estimate will cost approximately $35 million to build.

PRICE RANGE OF COMMON STOCK

Our common stock has been quoted on the NASDAQ Capital Market (“NASDAQ”) under the trading symbol “LIWA” since September 4, 2009. The closing price for our common stock on NASDAQ on April 7, 2010 was $8.25 per share.

The following table shows by each fiscal quarter and partial period, where applicable, the range of high and low sales prices reported by NASDAQ, in each fiscal quarter from September 4, 2009, the date of our initial public offering, to the second quarter of 2010 through April 7, 2010.

2010	High	Low
First quarter	$11.77	$7.55
Second quarter – April 7, 2010	9.35	8.16

2009
September 4, 2009 – September 30, 2009	$10.20	$4.60
Fourth quarter	$12.69	$6.27

At April 7, 2010, there were 24,857,717 shares of our common stock outstanding. Our shares of common stock are held by approximately 24 stockholders of record. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common sock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

DIVIDEND POLICY

We have not paid any cash dividends on shares of our common stock and do not plan to do so in the near future. We currently plan to retain future earnings to fund the development and growth of our business. Any future determination related to our dividend policy will be made at the discretion of our Board of Directors.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2009 on an actual basis and on a pro forma as adjusted basis to give effect to (i) the sale by us of 3,726,709 shares of our common stock in this offering after deducting underwriting discounts and commissions and estimated offering expenses of $500,000 payable by us and assuming no exercise of the underwriters’ over-allotment option, and (ii) the initial application of the net proceeds of this offering. You should read this table in conjunction with our consolidated financial statements and the related notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information included in or incorporated by reference into this prospectus supplement.

	As of December 31, 2009
	Actual (audited)	As Adjusted
CURRENT ASSETS
Cash and Cash Equivalents	$34,614,838	$62,614,845
STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value: 75,000,000 shares authorized, 24,118,183 and 27,844,892 shares issued and outstanding	$2,416	$2,784
Additional paid-in capital – Common stock	$39,921,717	$67,921,724
Retained earnings	$33,826,885	$33,826,885
Accumulated other comprehensive income	$2,629,230	$2,629,230
Total Equity of the Company’s Stockholders	$81,781,242	$109,781,249

UNDERWRITING

Subject to the terms and conditions of an underwriting agreement, dated April 8, 2010, we have agreed to sell to each of the underwriters named below, and each of the underwriters, including those for which Rodman & Renshaw, LLC is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of shares offered in this offering set forth opposite their respective names below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus supplement.

Name	Number of Shares
Rodman & Renshaw, LLC	2,422,361
Chardan Capital Markets, LLC	931,677
Brean Murray, Carret & Co.	372,671
Total	3,726,709

The underwriting agreement provides that the obligation of the underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement, are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus supplement if any such shares are taken. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ over-allotment option. Furthermore, the underwriters’ obligations are subject to the continued listing on NASDAQ of our shares of common stock and to various other customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions of our counsel.

Over-allotment Option

We have granted the underwriters an option, exercisable for 45 days after this offering, to purchase up to an additional 15% of the shares of common stock sold in the offering (559,006 additional shares of common stock) at the public offering price less the underwriting discount, solely to cover over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement.

Commissions and Discounts

The following table summarizes the per-share and total purchase price, underwriting discounts and commissions, and proceeds before expenses to us, based on the public offering price of $8.05 per share in connection with this offering. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Share		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting discounts and commissions paid by us	$0.4025	$0.4025	$1,500,000	$1,725,000
Expenses payable by us	$0.1342	$0.1167	$500,000	$500,000

The estimated offering expenses payable by us, excluding the underwriting discounts and commissions and any exercise of the underwriters’ over-allotment option, will be approximately $500,000, which includes various other fees associated with registering and listing the shares of common stock.

Notwithstanding the above, the maximum commission or discount to be received by any FINRA member or independent broker-dealer will not be greater than 8% in connection with the sale of any securities offered by means of this prospectus or any related prospectus supplement, exclusive of any non-accountable expense allowance.

Pricing of Securities

The public offering price for the shares was determined by negotiation between us and the underwriters. The principal factors considered in determining the public offering price of the shares included:

•	the information in this prospectus supplement and the accompanying base prospectus and otherwise available to the underwriters;
•	the history and the prospects for the industry in which we will compete;
•	the valuation of our company based on, among other factors, the offering prices of our recent private offerings;
•	our current financial condition and the prospects for our future cash flows and earnings;
•	the general condition of the economy and the securities markets at the time of this offering;
•	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and
•	the public demand for our securities in this offering.

The underwriting agreement will be included as an exhibit to a Current Report on Form 8-K that will be filed with the SEC in connection with this offering.

Listing

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “LIWA.”

Stabilization

In order to facilitate the offering of shares of common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the shares of common stock. Specifically, the underwriters may sell more shares of common stock than it is obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares of common stock available for purchase by the underwriters under the over-allotment option. The underwriters can close out a covered short sale by exercising the over-allotment option or purchasing shares of common stock in the open market. In determining the source of shares of common stock to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares of common stock compared to the price available under the over-allotment option. The underwriters may also sell shares of common stock in excess of the over-allotment option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares of common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of common stock in the open market to stabilize the price of the shares of common stock.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member if the underwriters repurchases shares of common stock originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may raise or maintain the market price of the shares of common stock above independent market levels or prevent or retard a decline in the market price of the shares of common stock. The underwriters are not required to engage in these activities, which may be effected on NASDAQ or otherwise and, if commenced, may end any of these activities at any time.

Lock-ups

All of our officers, directors and stockholders holding more than 10% of the outstanding common stock have agreed that, for a period of 6 months from the effective date of the registration statement of which this prospectus forms a part, they will not sell, contract to sell, grant any option for the sale or otherwise dispose of any of our equity securities, or any securities convertible into or exercisable or exchangeable for our equity securities, without the consent of the underwriters except for exercise or conversion of currently outstanding warrants, options and convertible debentures, as applicable; and exercise of options under an acceptable stock incentive plan. The underwriters may consent to an early release from the lock-up periods if, in its opinion, the market for the common stock would not be adversely impacted by sales and in cases of a financial emergency of an officer, director or other stockholder.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on Internet sites or through other online services maintained by the underwriters participating in the offering or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than the prospectus supplement and the accompanying base prospectus in electronic format, the information on the underwriters’ or our website and any information contained in any other website maintained by the underwriters or by us is not part of the prospectus supplement, the accompanying base prospectus or the registration statement of which this prospectus supplement and the accompanying base prospectus form a part, has not been approved and/or endorsed by us or the underwriters in their capacity as an underwriter and should not be relied upon by investors.

Indemnification

We and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

This prospectus supplement in electronic format may be made available on the websites maintained by Rodman & Renshaw, LLC and Rodman & Renshaw, LLC may distribute prospectuses and prospectus supplements electronically.

Foreign Regulatory Restrictions on Purchase of the Common Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common shares to certain institutions or accredited persons in the following countries:

Notices to Non-United States Investors

United Kingdom.  No offer of shares of common stock has been made or will be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or FSMA, except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or FSA. Each underwriter: (i) has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to us; and (ii) has complied with, and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

European Economic Area.  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive, which we refer to as a Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, which we refer to as the Relevant Implementation Date, no offer of common stock has been made and or will be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of common stock may be made to the public in that Relevant Member State at any time: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or (c) in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this provision, the expression an “offer of ordinary shares to the public” in relation to any common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase or subscribe the common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Germany.  Any offer or solicitation of common stock within Germany must be in full compliance with the German Securities Prospectus Act (Wertpapierprospektgesetz — WpPG). The offer and solicitation of securities to the public in Germany requires the approval of the prospectus by the German Federal Financial Services Supervisory Authority (Bundesanstalt fr Finanzdienstleistungsaufsicht — BaFin). This prospectus has not been and will not be submitted for approval to the BaFin. This prospectus does not constitute a public offer under the German Securities Prospectus Act (Wertpapierprospektgesetz). This prospectus and any other document relating to the common stock, as well as any information contained therein, must therefore not be supplied to the public in Germany or used in connection with any offer for subscription of the common stock to the public in Germany, any public marketing of the common stock or any public solicitation for offers to subscribe for or otherwise acquire the common stock. The prospectus and other offering materials relating to the offer of the common stock are strictly confidential and may not be distributed to any person or entity other than the designated recipients hereof.

Greece.  This prospectus has not been approved by the Hellenic Capital Markets Commission or another EU equivalent authority and consequently is not addressed to or intended for use, in any way whatsoever, by Greek residents. The common stock have not been offered or sold and will not be offered, sold or delivered directly or indirectly in Greece, except to (i) “qualified investors” (as defined in article 2(f) of Greek Law 3401/2005) and/or to (ii) less than 100 individuals or legal entities, who are not qualified investors (article 3, paragraph 2(b) of Greek Law 3401/2005), or otherwise in circumstances which will not result in the offer of the new common stock being subject to the Greek Prospectus requirements of preparing a filing a prospectus (under articles 3 and 4 of Greek Law 3401/2005).

Italy.  This offering of the common stock has not been cleared by Consob, the Italian Stock Exchanges regulatory agency of public companies, pursuant to Italian securities legislation and, accordingly, no common stock may be offered, sold or delivered, nor may copies of this prospectus or of any other document relating to the common stock be distributed in Italy, except (1) to professional investors (operatori qualificati); or (2) in circumstances which are exempted from the rules on solicitation of investments pursuant to Decree No. 58 and Article 33, first paragraph, of Consob Regulation No. 11971 of May 14, 1999, as amended. Any offer, sale or delivery of the common stock or distribution of copies of this prospectus or any other document relating to the common stock in Italy under (1) or (2) above must be (i) made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Decree No. 58 and Legislative Decree No. 385 of September 1, 1993, or the Banking Act; and (ii) in compliance with Article 129 of the Banking Act and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and (iii) in compliance with any other applicable laws and regulations.

Cyprus.  Each of the underwriters has agreed that (i) it will not be providing from or within Cyprus any “Investment Services”, “Investment Activities” and “Non-Core Services” (as such terms are defined in the Investment Firms Law 144(I) of 2007, (the “IFL”) in relation to the common stock, or will be otherwise providing Investment Services, Investment Activities and Non-Core Services to residents or persons domiciled in Cyprus. Each underwriter has agreed that it will not be concluding in Cyprus any transaction relating to such Investment Services, Investment Activities and Non-Core Services in contravention of the IFL and/or applicable regulations adopted pursuant thereto or in relation thereto; and (ii) it has not and will not offer any of the common stock other than in compliance with the provisions of the Public Offer and Prospectus Law, Law 114(I)/2005.

Switzerland.  This document does not constitute a prospectus within the meaning of Art. 652a of the Swiss Code of Obligations. The common stock may not be sold directly or indirectly in or into Switzerland except in a manner which will not result in a public offering within the meaning of the Swiss Code of Obligations. Neither this document nor any other offering materials relating to the common stock may be distributed, published or otherwise made available in Switzerland except in a manner which will not constitute a public offer of the common stock of in Switzerland.

Norway.  This prospectus has not been approved or disapproved by, or registered with, the Oslo Stock Exchange, the Norwegian Financial Supervisory Authority (Kredittilsynet) nor the Norwegian Registry of Business Enterprises, and the common stock are marketed and sold in Norway on a private placement basis and under other applicable exceptions from the offering prospectus requirements as provided for pursuant to the Norwegian Securities Trading Act.

Botswana.  The company hereby represents and warrants that it has not offered for sale or sold, and will not offer or sell, directly or indirectly the common stock to the public in the Republic of Botswana, and confirms that the offering will not be subject to any registration requirements as a prospectus pursuant to the requirements and/or provisions of the Companies Act, 2003 or the Listing Requirements of the Botswana Stock Exchange.

Hong Kong.  The common stock may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Colombia.  The common shares may not be offered or sold in the Republic of Colombia.

Costa Rica.  The common shares described in this prospectus have not been registered with the Superintendencia General de Valores de Costa Rica, nor any other regulatory body of Costa Rica. This Prospectus is intended to be for your personal use only, and is not intended to be a Public Offering of Securities, as defined under Costa Rican law.

Panama.  The common shares have not been registered with the National Securities Commission, nor has the offer, sale or transactions thereof been registered. The common shares are not under the supervision of the National Securities Commission.

Singapore.  This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the common stock under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer or (iii) by operation of law.

People’s Republic of China.  This prospectus has not been and will not be circulated or distributed in the PRC, and common stock may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

Israel.  This Prospectus does not constitute an offer to sell the common stock to the public in Israel or a prospectus under the Israeli Securities Law, 5728-1968 and the regulations promulgated thereunder, or the Israeli Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, pursuant to an exemption afforded under the Israeli Securities Law, this Prospectus may be distributed only to, and may be directed only at, investors listed in the first addendum to the Israeli Securities Law, or the Addendum, consisting primarily of certain mutual trust and provident funds, or management companies thereto, banks, as defined under the Banking (Licensing) Law, 5741-1981, except for joint service companies purchasing for their own account or for clients listed in the Addendum, insurers, as defined under the Supervision of Financial Services Law (Insurance), 5741-1981, portfolio managers purchasing for their own account or for clients listed in the Addendum, investment advisers purchasing for their own account, Tel Aviv Stock Exchange members purchasing for their own account or for clients listed in the Addendum, underwriters purchasing for their own account, venture capital funds, certain corporations which primarily engage in the capital market and fully-owned by investors listed in the Addendum and corporations whose equity exceeds NIS250 Million, collectively referred to as institutional investors. Institutional investors may be required to submit written confirmation that they fall within the scope of the Addendum.

United Arab Emirates.  This document has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Emirates Securities and Commodities Authority or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai International Financial Services Authority (the “DFSA”), a regulatory authority of the Dubai International Financial Centre (the “DIFC”). The issue of common stock does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended), DFSA Offered Securities Rules and the Dubai International Financial Exchange Listing Rules, accordingly, or otherwise. The common stock may not be offered to the public in the UAE and/or any of the free zones including, in particular, the DIFC. The common stock may be offered and this document may be issued, only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned. Management of the company, and the representatives represent and warrant that the common stock will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones including, in particular, the DIFC.

Oman.  For the attention of the residents of Oman:

The information contained in this memorandum neither constitutes a public offer of securities in the Sultanate of Oman (“Oman”) as contemplated by the Commercial Companies Law of Oman (Sultani Decree 4/74) or the Capital Market Law of Oman (Sultani Decree 80/98), nor does it constitute an offer to sell, or the solicitation of any offer to buy non-Omani securities in Oman as contemplated by Article 6 of the Executive Regulations to the Capital Market Law of Oman (issued vide Ministerial Decision No 4/2001), and nor does it constitute a distribution of non-Omani securities in Oman as contemplated under the Rules for Distribution of Non-Omani Securities in Oman issued by the Capital Market Authority of Oman (“CMA”). Additionally, this memorandum is not intended to lead to the conclusion of any contract of whatsoever nature within the territory of Oman. This memorandum has been sent at the request of the investor in Oman, and by receiving this memorandum, the person or entity to whom it has been issued and sent understands, acknowledges and agrees that this memorandum has not been approved by the CMA or any other regulatory body or authority in Oman, nor has any authorization, license or approval been received from the CMA or any other regulatory authority in Oman, to market, offer, sell, or distribute the common stock within Oman. No marketing, offering, selling or distribution of any financial or investment products or services has been or will be made from within Oman and no subscription to any securities, products or financial services may or will be consummated within Oman. The underwriters are neither companies licensed by the CMA to provide investment advisory, brokerage, or portfolio management services in Oman, nor banks licensed by the Central Bank of Oman to provide investment banking services in Oman. The underwriters do not advise persons or entities resident or based in Oman as to the appropriateness of investing in or purchasing or selling securities or other financial products. Nothing contained in this memorandum is intended to constitute Omani investment, legal, tax, accounting or other professional advice. This memorandum is for your information only, and nothing herein is intended to endorse or recommend a particular course of action. You should consult with an appropriate professional for specific advice on the basis of your situation. Any recipient of this memorandum and any purchaser of the common stock pursuant to this memorandum shall not market, distribute, resell, or offer to resell the common stock within Oman without complying with the requirements of applicable Omani law, nor copy or otherwise distribute this memorandum to others.

Canada.

Resale Restrictions

The distribution of our securities in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of our securities are made. Any resale of our securities in Canada must be made under applicable securities laws that will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of our securities.

Representations of Purchasers

By purchasing our securities in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•	the purchaser is entitled under applicable provincial securities laws to purchase our securities without the benefit of a prospectus qualified under those securities laws;
•	where required by law, that the purchaser is purchasing as principal and not as agent;
•	the purchaser has reviewed the text above under Resale Restrictions; and
•	the purchaser acknowledges and consents to the provision of specified information concerning its purchase of our securities to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information are available on request.

Rights of Action — Ontario Purchasers Only

Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of our securities, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for our securities. The right of action for rescission is exercisable not later than 180 days from the date on which payment is made for our securities. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which our securities were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of our securities as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

Canadian purchasers of our securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in our securities in their particular circumstances and about the eligibility of our securities for investment by the purchaser under relevant Canadian legislation.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general summary of certain material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of the common stock purchased by the investor pursuant to this offering. As used in this discussion, “we”, “our” and “us” refers only to Lihua International, Inc. This discussion assumes that the investor will hold each share of our common stock issued and purchased pursuant to this offering as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of that investor’s particular circumstances. In addition, this discussion does not address (a) U.S. federal non-income tax laws, such as estate or gift tax laws, (b) state, local or non-U.S. tax consequences, (c) the Medicare contribution tax on certain unearned income, (d) except as discussed herein, any tax reporting obligations of a holder of our common stock, or (e) the special tax rules that may apply to certain investors, including, without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, persons that acquire the common stock pursuant to the exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation, tax-exempt entities, governments or agencies or instrumentalities thereof, regulated investment companies, real estate investment trusts, persons whose functional currency is not the U.S. dollar, expatriates or former long-term residents of the United States, or investors that acquire, hold, or dispose of our common stock as part of a straddle, hedge, wash sale, constructive sale or conversion transaction or other integrated transaction. Additionally, this discussion does not consider the tax treatment of entities treated as partnerships or other pass-through entities for U.S. federal income tax purposes or of persons who hold our common stock through such entities. The tax treatment of a partnership and each partner thereof will generally depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our common stock through such entities should consult their own tax advisors. In addition, this discussion assumes that any distributions made (or deemed made) by us on our common stock and any consideration received (or deemed received) by an investor in consideration for the sale or other disposition of our common stock will be in U.S. dollars.

This discussion is based on current provisions of the Code, its legislative history, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the U.S. Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus supplement. These authorities are subject to differing interpretations or to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized (or treated as created or organized) in or under the laws of the United States or of any state thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person under applicable U.S. Treasury regulations. As used in this discussion, the term “U.S. holder” means a beneficial owner of our common stock that is a U.S. person, and the term “non-U.S. holder” means a beneficial owner of our common stock (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. person.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR

COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS, AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Taxation of Distributions

A U.S. holder will be required to include in gross income as ordinary income the amount of any cash dividend paid on its shares of our common stock. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. A cash distribution in excess of current and accumulated earnings and profits generally will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess generally will be treated as gain from the sale or other disposition of the common stock and will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is treated as a taxable corporation for U.S. federal income tax purposes generally will qualify for the dividends-received deduction if the applicable holding period and other requirements are satisfied. With certain exceptions, if the applicable holding period and other requirements are satisfied, dividends we pay to a non-corporate U.S. holder generally will constitute “qualified dividends” that will be subject to U.S. federal income tax at the maximum regular tax rate accorded to long-term capital gains for tax years beginning on or before December 31, 2010, after which the regular U.S. federal income tax rate applicable to dividends is scheduled to return to the regular U.S. federal income tax rate generally applicable to ordinary income.

If PRC taxes apply to any dividends paid to a U.S. holder on our common stock, such taxes may be treated as foreign taxes eligible for credit against such holder’s U.S. federal income tax liability (subject to certain limitations), and such U.S. holder may be entitled to certain benefits under the income tax treaty between the United States and the PRC. U.S. holders should consult their own tax advisors regarding the creditability of any such PRC tax and their eligibility for the benefits of the income tax treaty between the United States and the PRC.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, taxable exchange, or other taxable disposition of our common stock as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in the common stock so disposed of. Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to U.S. federal income tax at a maximum regular tax rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum regular U.S. federal long-term capital gains tax rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to various limitations.

If PRC taxes apply to any gain from the disposition of our common stock by a U.S. holder, such taxes may be treated as foreign taxes eligible for credit against such holder’s U.S. federal income tax liability (subject to certain limitations), and such U.S. holder may be entitled to certain benefits under the income tax treaty between the United States and the PRC. U.S. holders should consult their own tax advisors regarding the creditability of any such PRC tax and their eligibility for the benefits of the income tax treaty between the United States and the PRC.

Non-U.S. Holders

Taxation of Distributions

Any cash distribution we make to a non-U.S. holder of shares of our common stock to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes. Unless we are treated as an “80/20 company” for U.S. federal income tax purposes, as described below, any such dividend paid to a non-U.S. holder with respect to shares of our common stock that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the Unites States, as described below, generally will be subject to U.S. federal withholding tax at a rate of 30 percent of the gross amount of the dividend, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). In satisfying the foregoing withholding obligation with respect to a distribution, we may withhold up to 30 percent of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution we project will be a dividend, based upon a reasonable estimate of both our current and our accumulated earnings and profits for the taxable year in which the distribution is made. If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the non-U.S. holder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS. Any such distribution not constituting a dividend will be treated, for U.S. federal income tax purposes, first as reducing the non-U.S. holder’s adjusted tax basis in its shares of our common stock (but not below zero) and, to the extent such distribution exceeds the non-U.S. holder’s adjusted tax basis, as gain from the sale or other disposition of the common stock, which will be treated as described under “Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

There is a possibility that we may qualify as an “80/20 company” for U.S. federal income tax purposes. In general, a U.S. corporation is an 80/20 company if at least 80 percent of its gross income earned directly or from subsidiaries during an applicable testing period is “active foreign business income.” The 80 percent test is applied on a periodic basis. If we qualify as an 80/20 company, a percentage of any dividend paid by us generally will not be subject to U.S. federal withholding tax. A non-U.S. holder should consult with its own tax advisors regarding the amount of any such dividend subject to withholding tax in this circumstance.

Cash dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. federal withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate tax rates applicable to U.S. persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of common stock, unless:

•	the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the non-U.S. holder);
•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the common stock disposed of, and, generally, in the case where our common stock is regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than 5 percent of the common stock disposed of, at any time during the shorter of the five year period ending on the date of disposition or the non-U.S. holder’s holding period for the common stock disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable tax treaty provides otherwise, gain described in the first and third bullet points above generally will be subject to U.S. federal income tax, net of certain deductions, at the same tax rates applicable to U.S. persons. Any gains described in the first bullet point above of a non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30 percent rate (or a lower applicable tax treaty rate). Any U.S. source capital gain of a non-U.S. holder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition) generally will be subject to a flat 30 percent U.S. federal income tax (or a lower applicable tax treaty rate).

In connection with the third bullet point above, we generally will be classified as a USRPHC if (looking through certain subsidiaries) the fair market value of our “United States real property interests” equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We have not made a determination of whether we currently are, or expect to be for the foreseeable future, a USRPHC. Non-U.S. holders, particularly those non-U.S. holders that could be treated as actually or constructively holding more than 5 percent of our common stock, should consult their own tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our common stock.

Information Reporting and Backup Withholding

We generally must report annually to the IRS and to each holder the amount of dividends and certain other distributions we pay to such holder on our common stock and the amount of tax, if any, withheld with respect to those distributions. In the case of a non-U.S. holder, copies of the information returns reporting those distributions and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement. Information reporting is also generally required with respect to proceeds from the sales and other dispositions of our common stock to or through the United States office (and in certain cases, the foreign office) of a broker.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28 percent, generally will apply to distributions made on our common stock to, and the proceeds from sales and other dispositions of our common stock by, a non-corporate U.S. holder who:

•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	in certain circumstances, fails to comply with applicable certification requirements.

A non-U.S. holder generally may eliminate the requirement for information reporting (other than with respect to distributions, as described above) and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. holder’s or a non-U.S. holder’s United States federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

MATERIAL PRC INCOME TAX CONSIDERATIONS

The following discussion summarizes the material PRC income tax considerations relating to the acquisition, ownership and disposition of our common stock purchased by an investor pursuant to this offering. As used in this discussion, “we”, “our” and “us” refers only to Lihua International, Inc.

Resident Enterprise Treatment

On March 16, 2007, the Fifth Session of the Tenth National People’s Congress passed the Enterprise Income Tax Law of the PRC (“EIT Law”), which became effective on January 1, 2008. Under the EIT Law, enterprises are classified as “resident enterprises” and “non-resident enterprises.” Pursuant to the EIT Law and its implementing rules, enterprises established outside China whose “de facto management bodies” are located in China are considered “resident enterprises” and subject to the uniform 25 percent enterprise income tax rate on worldwide income. According to the implementing rules of the EIT Law, “de facto management body” refers to a managing body that in practice exercises overall management control over the production and business, personnel, accounting and assets of an enterprise.

Given the short history of the EIT Law and lack of applicable legal precedent, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a company organized under the laws of a foreign (non-PRC) jurisdiction, such as us, Ally Profit and/or Lihua Holdings. If the PRC tax authorities determine that we, Ally Profit and/or Lihua Holdings is a “resident enterprise” for PRC enterprise income tax purposes, a number of tax consequences could follow. First, we, Ally Profit and/or Lihua Holdings could be subject to the enterprise income tax at a rate of 25 percent on our, Ally Profit’s and/or Lihua Holdings’ worldwide taxable income. Second, the EIT Law provides that dividend income between “qualified resident enterprises” is exempt from income tax. As a result, if we, Ally Profit and Lihua Holdings are treated as PRC “resident enterprises,” all dividends paid from the PRC Operating Companies to us (through Lihua Holdings and Ally Profit) may constitute dividend income between “qualified resident enterprises” and therefore qualify for tax exemption.

As of the date of this prospectus supplement, there has not been a definitive determination as to the “resident enterprise” or “non-resident enterprise” status of us, Ally Profit or Lihua Holdings. However, since it is not anticipated that we, Ally Profit and/or Lihua Holdings would receive dividends or generate other income in the near future, we, Ally Profit and Lihua Holdings are not expected to have any income that would be subject to the 25 percent enterprise income tax on worldwide income in the near future. We, Ally Profit and Lihua Holdings will make any necessary tax payment if we, Ally Profit and/or Lihua Holdings (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we, Ally Profit or Lihua Holdings is a resident enterprise under the EIT Law, and if we, Ally Profit or Lihua Holdings were to have income in the future.

Dividends From the PRC Operating Companies

If Lihua Holdings is not treated as a resident enterprise under the EIT Law, then dividends that Lihua Holdings receives from the PRC Operating Companies may be subject to PRC withholding tax. The EIT Law and the implementing rules of the EIT Law provide that (A) an income tax rate of 25 percent will normally be applicable to investors that are “non-resident enterprises,” or non-resident investors, which (i) have an establishment or place of business inside the PRC, and (ii) have income in connection with their establishment or place of business that is sourced from the PRC or is earned outside the PRC but has actual connection with their establishment or places of business inside the PRC, and (B) a PRC withholding tax at a rate of 10 percent will normally be applicable to dividends payable to non-resident investors, which (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC.

As described above, the PRC tax authorities may determine the resident enterprise status of entities organized under the laws of foreign jurisdiction, on a case-by-case basis. We, Ally Profit and Lihua Holdings are holding companies and substantially all of our income and that of Ally Profit and Lihua Holdings may be derived from dividends. Thus, if we, Ally Profit and/or Lihua Holdings is considered as a “non-resident enterprise” under the EIT Law and the dividends paid to us, Ally Profit and/or Lihua Holdings are considered income sourced within the PRC, such dividends received may be subject to PRC withholding tax described in the foregoing paragraph.

The State Council of the PRC or a tax treaty between China and the jurisdiction in which the non-PRC investor resides may reduce such income or withholding tax, with respect to such non-PRC investor. Pursuant to the Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income (the “PRC-Hong Kong Tax Treaty”), if the Hong Kong resident enterprise that is not deemed to be a conduit by the PRC tax authorities owns more than 25 percent of the equity interest in a company in China, the 10 percent PRC withholding tax on the dividends the Hong Kong resident enterprise receives from such company in China is reduced to 5 percent. We are a U.S. holding company, and we have a subsidiary in the British Virgin Islands (Ally Profit), which in turn owns a 100 percent equity interest in a subsidiary in Hong Kong (Lihua Holdings), which in turns owns a 100 percent equity interest in each of the PRC Operating Companies. As a result, if Lihua Holdings were treated as a PRC “non-resident enterprise” under the EIT Law, then dividends that Lihua Holdings receives from the PRC Operating Companies (assuming such dividends were considered sourced within the PRC) (i) may be subject to a 5 percent PRC withholding tax, if the PRC-Hong Kong Tax Treaty were applicable, or (ii) if such treaty does not apply (i.e., because the PRC tax authorities may deem Lihua Holdings to be a conduit not entitled to treaty benefits), may be subject to a 10 percent PRC withholding tax. Similarly, if we or Ally Profit were treated as a PRC “non-resident enterprise” under the EIT Law, and Lihua Holdings were treated as a PRC “resident enterprise” under the EIT Law, then dividends that we or Ally Profit receive from Lihua Holdings (assuming such dividends were considered sourced within the PRC) may be subject to a 10 percent PRC withholding tax. Any such taxes on dividends could materially reduce the amount of dividends, if any, we could pay to our shareholders.

As of the date of this prospectus, there has not been a definitive determination as to the “resident enterprise” or “non-resident enterprise” status of us, Ally Profit or Lihua Holdings. As indicated above, however, the PRC Operating Companies are not expected to pay any dividends in the near future. We, Ally Profit and Lihua Holdings will consult with the PRC tax authorities and make any necessary tax withholding if, in the future, the PRC Operating Companies were to pay any dividends and we, Ally Profit or Lihua Holdings (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we, Ally Profit or Lihua Holdings is a non-resident enterprise under the EIT Law.

Dividends That Non-Resident Investors Receive From Us; Gain on the Sale or Transfer of Our Common Stock

If dividends payable to (or gains recognized by) our non-resident investors are treated as income derived from sources within the PRC, then the dividends that non-resident investors receive from us and any such gain on the sale or transfer of our common stock, may be subject to taxes under PRC tax laws.

Under the EIT Law and the implementing rules of the EIT Law, PRC withholding tax at the rate of 10 percent is generally applicable to dividends payable to non-resident investors, which (i) do not have an establishment or place of business in the PRC or (ii) have an establishment or place of business in the PRC but the relevant income is not effectively connected with the establishment or place of business, to the extent that such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of our common stock by such investors is also subject to 10 percent PRC income tax if such gain is regarded as income derived from sources within the PRC.

The dividends paid by us to non-resident investors with respect to our common stock, or gain non-resident investors may realize from the sale or transfer of our common stock, may be treated as PRC-sourced income and, as a result, may be subject to PRC tax at a rate of 10 percent. In such event, we may be required to withhold a 10 percent PRC tax on any dividends paid to non-resident investors. In addition, non-resident investors in our common stock may be responsible for paying PRC tax at a rate of 10 percent on any gain realized from the sale or transfer of our common stock if such non-resident investors and the gain satisfy the requirements under the EIT Law and its implementing rules. However, under the EIT Law and its implementing rules, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the sale or transfer of our common stock.

If we were to pay any dividends in the future, and if we (based on future clarifying guidance issued by the PRC), or the PRC tax authorities, determine that we must withhold PRC tax on any dividends payable by us under the EIT Law, we will make any necessary tax withholding on dividends payable to our non-resident investors. If non-resident investors as described under the EIT Law (including U.S. investors) realize any gain from the sale or transfer of our common stock and if such gain were considered as PRC-sourced income, such non-resident investors would be responsible for paying 10 percent PRC income tax on the gain from the sale or transfer of our common stock. As indicated above, under the EIT Law and its implementing rules, we would not have an obligation to withhold PRC income tax in respect of the gains that non-resident investors (including U.S. investors) may realize from the sale or transfer of our common stock.

On December 15, 2009, the State Administration of Taxation (“SAT”) released Circular Guoshuihan No. 698 (“Circular 698”) that reinforces the taxation of non-listed equity transfers by non-resident enterprises through overseas holding vehicles. Circular 698 is retroactively effective from January 1 2008. Circular 698 addresses indirect share transfers as well as other issues. According to Circular 698, where a non-resident investor who indirectly holds shares in a PRC resident enterprise through a non-PRC offshore holding company indirectly transfers equity interests in a PRC resident enterprise by selling the shares of the offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5 percent or where the offshore income of his, her, or its residents is not taxable, the non-resident investor is required to provide the PRC tax authority in charge of that PRC resident enterprise with certain relevant information within 30 days of the transfer. The tax authorities in charge will evaluate the offshore transaction for tax purposes. In the event that the tax authorities determine that such transfer is abusing forms of business organization and a reasonable commercial purpose for the offshore holding company other than the avoidance of PRC income tax liability is lacking, the PRC tax authorities will have the power to re-assess the nature of the equity transfer under the doctrine of substance over form. A reasonable commercial purpose may be established when the overall international (including U.S.) offshore structure is set up to comply with the requirements of supervising authorities of international (including U.S.) capital markets. If the SAT’s challenge of a transfer is successful, it will deny the existence of the offshore holding company that is used for tax planning purposes and subject the seller to PRC tax on the capital gain from such transfer. Since Circular 698 has a short history, there is uncertainty as to its application. We (or a non-resident investor) may become at risk of being taxed under Circular 698 and may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such foreign investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such non-resident investor’s investment in us).

Penalties for Failure to Pay Applicable PRC Income Tax

Non-resident investors in us may be responsible for paying PRC tax at a rate of 10 percent on any gain realized from the sale or transfer of our common stock if such non-resident investors and the gain satisfy the requirements under the EIT Law and its implementing rules, as described above.

According to the EIT Law and its implementing rules, the PRC Tax Administration Law (the “Tax Administration Law”) and its implementing rules, the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-Resident Enterprises (the “Administration Measures”) and other applicable PRC laws or regulations (collectively the “Tax Related Laws”), where any gain derived by a non-resident investor from the sale or transfer of our common stock is subject to any income tax in the PRC, and such non-resident investor fails to file any tax return or pay tax in this regard pursuant to the Tax Related Laws, such investor may be subject to certain fines, penalties or punishments, including without limitation: (1) if a non-resident investor fails to file a tax return and present the relevant information in connection with tax payments, the competent tax authorities shall order it to do so within the prescribed time limit and may impose a fine up to RMB 2,000, and in egregious cases, may impose a fine ranging from RMB 2,000 to RMB 10,000; (2) if a non-resident investor fails to file a tax return or fails to pay all or part of the amount of tax payable, the non-resident investor shall be required to pay the unpaid tax amount payable, a surcharge on overdue tax payments (the daily surcharge is 0.05 percent of the overdue amount, beginning from the day the deferral begins), and a fine ranging from 50 percent to 500 percent of the unpaid amount of the tax payable; (3) if a non-resident investor fails to file a tax return or pay the tax within the prescribed time limit according to the order by the PRC tax authorities, the PRC tax authorities may collect and check information about the income items of the non-resident investor in the PRC and other payers (the “Other Payers”) who will pay amounts to such non-resident investor, and send a “Notice of Tax Issues” to the Other Payers to collect and recover the tax payable and impose overdue fines on such non-resident investor from the amounts otherwise payable to such non-resident investor by the Other Payers; (4) if a non-resident investor fails to pay the tax payable within the prescribed time limit as ordered by the PRC tax authorities, a fine may be imposed on the non-resident investor ranging from 50 percent to 500 percent of the unpaid tax payable and the PRC tax authorities may, upon approval by the director of the tax bureau (or sub-bureau) of, or higher than, the county level, take the following compulsory measures: (i) notify in writing the non-resident investor’s bank or other financial institution to withhold from the account thereof for payment of the amount of tax payable, and (ii) detain, seal off, or sell by auction or on the market the non-resident investor’s commodities, goods or other property in a value equivalent to the amount of tax payable; or (5) if the non-resident investor fails to pay all or part of the amount of tax payable or surcharge for overdue tax payment, and can not provide a guarantee to the tax authorities, the tax authorities may notify the frontier authorities to prevent the non-resident investor or its legal representative from leaving the PRC.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, has advised us with respect to legal matters related to the registration and validity of the securities offered in this prospectus and certain other matters. Certain matters will be passed upon for the underwriters by Sichenzia Ross Friedman Ference LLP of New York, New York.

EXPERTS

The audited financial statements as of and for the year ended December 31, 2009 and 2008 have been included herein in reliance upon the report of ACGA Inc. an independent registered public accounting firm, appearing in the registration statement of which this prospectus supplement forms a part, and their authority as experts in accounting and auditing.

Prospectus

LIHUA INTERNATIONAL, INC.

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, or units having a maximum aggregate offering price of $100,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

The prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is traded on The NASDAQ Capital Market under the symbol “LIWA.” Each prospectus supplement will contain information, where applicable, as to our listing on The NASDAQ Capital Market or any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves various risks. See “Risk Factors” on page 5 for more information on these risks. Additional risks, if any, will be described in the prospectus supplement related to a potential offering under the heading “Risk Factors”. You should review that section of the related prospectus supplement for a discussion of matters that investors in such securities should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 12, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $100,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through a combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless otherwise mentioned or unless the context requires otherwise, when used in this prospectus, the terms “Lihua”, “Company”, “we”, “us”, and “our” refer to Lihua International, Inc. and its wholly-owned subsidiaries. “China” and the “PRC” refer to the People’s Republic of China.

PROSPECTUS SUMMARY

The following summary, because it is a summary, may not contain all the information that may be important to you. This prospectus incorporates important business and financial information about the Company that is not included in, or delivered with this prospectus. Before making an investment, you should read the entire prospectus carefully. You should also carefully read the risks of investing discussed under “Risk Factors” and the financial statements included in our other filings with the SEC, including in our Annual Report on Form 10-K, which we filed with the SEC on April 2, 2009, and in our Quarterly Reports on Form 10-Q which we filed with the SEC on May 14, 2009, July 29, 2009, and November 16, 2009, respectively. This information is incorporated by reference into this prospectus, and you can obtain it from the SEC as described below under the headings “Where You Can Find Additional Information About Us” and “Incorporation of Certain Documents by Reference.”

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing us at the following address: Lihua International, Inc., Houxiang Five-Star Industry District Danyang City, Jiangsu Province, People’s Republic of China 212312. Our telephone number is +86 511-86317399.

The Offering

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

•	common stock;
•	preferred stock;
•	debt securities, in one or more series;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find Additional Information About Us.”

Our Company

We were one of the first vertically integrated companies in China to develop, design, manufacture, market and distribute low cost, high quality, alternatives to pure copper wire, which include copper-clad aluminum wire (“CCA”) and recycled scrap copper wire. Primarily because of its high electrical conductivity, pure copper wire is one of the fundamental building blocks in many components in a wide variety of motorized and electrical appliances such as dishwashers, microwaves and automobiles. In most instances, our CCA wire and recycled scrap copper rod and wire products are an excellent, less costly substitute for pure copper wire products.

We sell our wire products directly to manufacturers in the consumer electronics, white goods, automotive, utility, telecommunications and specialty cable industries and to distributors in the wire and cable industries. Our track record and reputation for producing high quality products in large quantities has paved the way for rapid expansion of our customer base. We have approximately 300 customers and no one customer accounts for more than 7% of our sales. The copper wire industry in China is large and growing, and essentially all of our product sales are made to domestic customers in China.

Prior to 2009, our business focused primarily on CCA. Our CCA business consists of acquiring CCA with a line diameter of 2.05 mm from our suppliers as a raw material, reducing the diameter of the CCA by drawing it and then annealing and coating it. Our final CCA product typically has diameters from 0.03 mm to 0.18 mm, depending on customer specifications. To meet strong customer demand, we substantially increased our CCA production capacity from 2,200 tons per annum as of the end of 2006 to 7,500 tons per annum as of December 31, 2009. In each of the following periods, our sales of CCA were as follows: 2006 — 2,009 tons, 2007 — 4,065 tons, 2008 — 5,966 tons and nine months ended September 30, 2009 — 4,376 tons.

In addition to our CCA business, in the first quarter of 2009, we began to produce copper rod from recycled scrap copper. As of December 31, 2009, our scrap copper refinery capacity was approximately 25,000 tons per annum. To the extent our downstream wire-drawing capacity permits, we process our copper rod into copper wire. Because our output of copper rod exceeds our capacity to process it into copper wire, we sell our excess copper rod to other wire manufacturers for further processing. During the nine months ended September 30, 2009, we sold 5,761 tons of copper magnet wire and 8,032 tons of copper rod. We currently are working to expand our wire drawing capacity so that we can use a greater proportion of our copper rod rather than selling it to other manufacturers, thereby increasing our profit margins and overall profitability. We are exploiting a range of marketing strategies for the copper wire business, including cross-selling our copper wire to our existing CCA customers.

Our markets for our three main product categories overlap to a degree, and are characterized by their breadth and depth, with a very large number of current and potential customers for each product category. Copper rod is a raw material used in wire and cable production. Our copper rod, which is manufactured from recycled scrap copper, competes directly with copper rod made from “virgin” (e.g. newly mined) copper. To date, our raw material costs for bulk scrap copper have been lower than prices for virgin copper, which provides us with a pricing advantage in the market. During 2009, we sold copper rod to approximately 100 customers, most of which are producers of smaller diameter copper wire used in power cables ranging in size from high voltage power transmission cables to white good applications such as internal wiring in household appliances and consumer electronics. Our copper wire, which is sold in a variety of diameters and may have undergone further in-line processing such as coating with plastic, is sold to many of the same types of end-use customers who purchase copper wire from our copper rod customers. These include manufacturers of a wide range of power cables and products that incorporate wiring, such as household appliances, automobiles, consumer electronics and telecommunications equipment. Our CCA wire is sold to many of these manufacturers also. CCA wire sells at a lower cost per unit of weight than pure copper wire, due to the relatively lower density of the aluminum core which makes up most of the volume of CCA wire. Our CCA wire offers conductivity performance characteristics that are only marginally below those of pure copper wire, which means they are attractive in a wide variety of product applications where a slight reduction in conductivity standards is tolerable (such as most household appliance, automotive, consumer electronic and telecommunications applications). Examples of relatively high tolerance product applications where our CCA wire would not provide an acceptable replacement option for pure copper wire would be military/space equipment and wiring in nuclear power plants. One low tolerance product category that requires pure copper wire rather than our less costly CCA wire is electric motors, which require on pure copper wire windings. The markets for each of our three product lines are growing rapidly, due both to growing demand in China for all types of basic wire raw materials and the relative cost advantages our product lines carry over “virgin” pure copper competitor products.

We believe that we are well positioned to continue to capture further market share in the wire industry. CCA and copper wire are increasingly being accepted as alternatives to pure copper wire. As a result, our sales and net income have grown substantially over the last three years. We generated sales of $15.7 million in 2006, $32.7 million in 2007 and $50.0 million in 2008, representing a Compound Annual Growth Rate (“CAGR”) of 78.2%. We achieved net income of $4.5 million in 2006, $7.7 million in 2007 and $11.7 million in 2008, representing a CAGR of 61.3%. Adoption of CCA and recycled copper wire as alternatives to pure copper wire will likely increase, and we expect that our sales and net income should continue to grow as a result. During the nine months ended September 30, 2009, we generated sales of $110.3 million and net income of $9.5 million, up 182.5% and down 2%, respectively, from the same nine-month period in 2008.

Our capacity to sell our copper rod, recycled copper wire products (drawn from copper rod) and CCA wire products (drawn from larger diameter CCA wire) is limited by the equipment we have installed to produce these products. Our copper rod is made from bulk scrap copper, which is cleaned, purified and smelted in large capacity smelter units. At the present time we have a single horizontal copper rod extrusion production line, fed by two smelters, which is capable of producing 25,000 tons of copper rod per year in total. As noted above, in the nine months ended September 30, 2009 we sold 8,032 tons of copper rod, all of which was produced on this smelter/extrusion line. As of December 31, 2009, we operated approximately 80 high speed wire drawing machines, which draw larger diameter copper rod or CCA rod into much finer diameter wires, with a total capacity of approximately 7,500 tons per annum of CCA wire and approximately 18,000 tons per annum of copper wire. Certain of these drawing machines incorporate additional production steps such as coating, annealing or magnetizing the fine wire produced. These drawing machines are manufactured to our design and specifications by custom equipment manufacturers located in China. We are not dependent on any single custom equipment manufacturer for the fabrication of our drawing lines. We anticipate that we will add six additional high-capacity drawing machines in the first two quarters of 2010, all of which will be used to draw copper wire from our copper rod, and which will increase our annual capacity to 25,000 tons of copper wire. We further anticipate that we will continue to add drawing machines in the second half of 2010. We may also add to our smelter/extrusion capacity in the second half of 2010 or the first half of 2011, so that we can increase our production volumes of copper rod. Accordingly, we do not anticipate that our sales will be capacity-constrained in the near future, even if we continue to experience rapid sales growth.

We continually pursue technological innovations and improvements in our manufacturing processes. We have obtained one utility model patent in China and have three pending invention patent applications in China related to our production process. In addition, we have entered into a technology cooperation agreement with a university in China. We believe that our emphasis on technological innovations and production efficiency has contributed significantly to our leading industry position in China and will continue to do so for the foreseeable future.

Further, significant barriers to entry make it difficult for newcomers to successfully compete with our CCA and copper wire businesses. For example, with respect to CCA, it is challenging to maintain high quality during the process of drawing, annealing and coating CCA, especially finer diameter wires. Our knowledge and experience in successfully generating high quality CCA give us a strong advantage over would-be competitors. With respect to copper wire, our proprietary recycling technology offers us a unique ability to produce wire of a high enough quality to serve as a substitute to pure copper wire. Our experience and technology allow us to offer products that are, in most instances, superior and more cost-effective to those potential competitors can produce. Because we are already an approved vendor for many of our customers and qualifying new vendors can be time-consuming, we believe we are further advantaged vis-à-vis potential competitors.

To avoid copper commodity risk exposure, we maintain minimal raw material inventory. We confirm raw material purchase orders for scrap copper or CCA with suppliers for each sales order only when the applicable sales order has been received. On the other hand, our principal CCA and scrap copper suppliers usually dedicate portions of their inventories as reserves to meet our manufacturing requirements. Our most significant supplier of CCA provides approximately 30% of our CCA raw material needs, but we have built a large network of reliable suppliers that deliver high quality raw materials, and accordingly, are not dependent upon any one supplier for our success.

We believe that our experienced management team will continue to leverage our leading technologies and increasing capacity to manufacture, produce, market and distribute cost-effective, high quality, CCA, recycled copper wire and other alternatives to pure copper wire. If, as anticipated, worldwide demand for alternatives to pure copper wire grow and we continue to innovate and improve in our processes, we will be well positioned to compete in the copper wire market on a global scale.

Our executive offices are located in China at Houxiang Five-Star Industry District Danyang City, Jiangsu Province, People’s Republic of China 212312. Our telephone number is +86 511-86317399. Our website address is www.lihuaintl.com

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in Lihua International and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and the risks described below, in our Annual Reports on Form 10-K, or any updates to our risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

Due to increased volatility of raw material prices, the timing lag between the raw material purchase and product pricing can negatively impact our profitability.

Volatility in the prices of raw materials, among other factors, may adversely impact our ability to accurately forecast demand and may have a material adverse impact on our results of operations. We mitigate the impact of changing raw material prices by passing changes in prices to our customers by adjusting prices daily to reflect changes in raw material prices, as is customary in the industry. We may not be able to adjust our product prices rapidly enough in the short-term to recover the costs of increases in raw materials. Our future profitability may be adversely affected to the extent we are unable to pass on higher raw material costs to our customers.

Key employees are essential to growing our business.

Mr. Jianhua Zhu, Ms. Yaying Wang and Mr. Roy Yu, along with Ms. Zhu Junying, Mr. Yin Falong and Mr. Yu Niu are essential to our ability to continue to grow our business. Each of these key employees have established relationships within the industries in which we operate. Each of these employees have agreed to non-solicitation and non-compete restrictions during the course of their employment with us, however, these restrictions only extend for a one year period from termination. Further, we do not maintain, or intend to maintain, key person life insurance for any of our officers or key employees. If any of them were to leave us, our growth strategy might be hindered, which could limit our ability to increase revenue. In addition, we face competition for attracting skilled personnel. If we fail to attract and retain qualified personnel to meet current and future needs, this could slow our ability to grow our business, which could result in a decrease in market share.

In the past several years we have derived a significant portion of our revenues from a small group of customers. If we were to become dependent again upon a few customers, such dependency could negatively impact our business, operating results and financial condition.

Previously, our customer base has been highly concentrated. For the three months ended September 30, 2009 and each of the fiscal years ended December 31, 2006, 2007 and 2008, our five largest customers accounted for 11.0%, 22.5%, 14.5% and 20.2% of our total sales, respectively, and the single largest customer accounted for 3.0%, 5.0%, 3.0% and 6.6% of our total sales, respectively. As our customer base may change from year-to-year, during such years that the customer base is highly concentrated, the loss of, or reduction of our sales to, any of such major customers could have a material adverse effect on our business, operating results and financial condition.

One shareholder owns a large percentage of our outstanding stock and could significantly influence the outcome of our corporate matters.

Currently, Magnify Wealth beneficially owns approximately 55.3% of our outstanding Common Stock. Mr. Zhu, our Chairman and CEO, is the sole director of Magnify Wealth. As the sole director of Magnify Wealth, Mr. Zhu has the sole power to vote the shares of our Common Stock owned by Magnify Wealth, and as a result, is able to exercise significant influence over all matters that require us to obtain shareholder approval, including the election of directors to our board and approval of significant corporate transactions that we may consider, such as a merger or other sale of our company or its assets. Additionally, pursuant to the Share Transfer Agreement, Mr. Zhu has an option that vests over time, the conditions of which have been met as of the date herewith, allowing Mr. Zhu to purchase up to 3,000 shares of Magnify Wealth from Mr. Chu (the “Option Shares”). At such time as Mr. Zhu exercises and acquires, all of the Option Shares, he will own shares representing 81.9% of Magnify Wealth’s issued and outstanding shares. As of February 14, 2009, Mr. Zhu was entitled to acquire 25% of the Option Shares, which equals 750 shares. Once the Option Shares are exercised, Mr. Zhu will then also have a controlling equity interest in Magnify Wealth. This concentration of ownership in our shares by Magnify Wealth will limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

Risks Associated With Doing Business In China

There are substantial risks associated with doing business in China, as set forth in the following risk factors.

The application of PRC regulations relating to the overseas listing of PRC domestic companies is uncertain, and we may be subject to penalties for failing to request approval of the PRC authorities prior to listing our shares in the U.S.

On August 8, 2006, six PRC government agencies, namely, MOFCOM, SAIC, CSRC, SAFE, the State Assets Supervision and Administration Commission, and the State Administration for Taxation, jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “New M&A Rules”), which became effective on September 8, 2006. The New M&A Rules purport, among other things, to require offshore “special purpose vehicles”, that are (1) formed for the purpose of overseas listing of the equity interests of PRC companies via acquisition and (2) are controlled directly or indirectly by PRC companies and/or PRC individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on overseas stock exchanges. On September 21, 2006, pursuant to the New M&A Rules and other PRC Laws, the CSRC published on its official website relevant guidance with respect to the listing and trading of PRC domestic enterprises’ securities on overseas stock exchanges (the “Related Clarifications”), including a list of application materials regarding the listing on overseas stock exchange by special purpose vehicles. Based on our understanding of current PRC Laws and as advised by our PRC counsel, because (i) the CSRC currently has not issued any definitive rule or official interpretation concerning whether our offering is subject to the New M&A Rules and Related Clarifications; (ii) we were and are not a special purpose vehicle formed or controlled by PRC individuals; and (iii) conversion of Lihua Electron and Lihua Copper from a joint venture to a wholly foreign owned enterprise was and is not subject to the New M&A Rules in accordance with Rule 55 of the New M&A Rules and Guidance Manual on Administration of Entry of Foreign Investment issued by the Department of Foreign Investment Administration of the MOFCOM in December 2008, we were and are not required to obtain the approval of CSRC under the New M&A Rules in connection with this offering.

However, there are substantial uncertainties regarding the interpretation, application and enforcement of these rules, and CSRC has yet to promulgate any written provisions or formally to declare or state whether the overseas listing of a PRC-related company structured similar to ours is subject to the approval of CSRC. Any violation of these rules could result in fines and other penalties on our operations in China, restrictions or limitations on remitting dividends outside of China, and other forms of sanctions that may cause a material and adverse effect to our business, operations and financial conditions.

The new mergers and acquisitions regulations also established additional procedures and requirements that are expected to make merger and acquisition activities by foreign investors more time-consuming and complex, including requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise that owns well-known trademarks or China’s traditional brands. We may grow our business in part by acquiring other businesses. Complying with the requirements of the new mergers and acquisitions regulations in completing this type of transactions could be time-consuming, and any required approval processes, including CSRC approval, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

We have granted stock options to one of our directors who is a PRC citizen and, our CEO, Mr. Zhu, has options to purchase shares in our majority shareholder, Magnify Wealth, which may require registration with SAFE. We may also face regulatory uncertainties that could restrict our ability to issue equity compensation to our directors and employees and other parties who are PRC citizens or residents under PRC law.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also know as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. Further, it is also not clear whether Circular 78 would require SAFE approval for stock options in Magnify Wealth that are granted to Mr. Zhu. For any equity compensation plan which is so covered and is adopted by a non-PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007. We have adopted an equity compensation plan and have begun to make option grants to some of our directors, one of which is a PRC citizen. Circular 78 may require PRC citizens who receive option grants to register with SAFE. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming. If it is determined that any of our equity compensation plans, or the option grant from Magnify Wealth to Mr. Zhu are subject to Circular 78, failure to comply with such provisions may subject us and recipients of such options to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.

Because our principal assets are located outside of the United States and with the exception of one director, our directors and all our officers reside outside of the United States, it may be difficult for you to enforce your rights based on the United States Federal securities laws against us and our officers and directors in the United States or to enforce judgments of United States courts against us or them in the PRC.

With the exception of one director, all of our officers and directors reside outside of the United States. In addition, our operating subsidiaries are located in the PRC and all of their assets are located outside of the United States. China does not have a treaty with United States providing for the reciprocal recognition and enforcement of judgments of courts. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States Federal securities laws against us in the courts of either the United States or the PRC and, even if civil judgments are obtained in courts of the United States, to enforce such judgments in PRC courts. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States Federal securities laws or otherwise.

Because we may not be able to obtain business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

Business insurance is not readily available in the PRC. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.

Risks Related to our Securities

We may need additional capital and may sell additional securities or other equity securities or incur indebtedness, which could result in additional dilution to our shareholders or increase our debt service obligations.

We may require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities or equity-linked debt securities could result in additional dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

NASDAQ may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Common Stock is traded on NASDAQ, a national securities exchange. We cannot assure you that our securities will meet the continued listing requirements be listed on NASDAQ in the future.

If NASDAQ delists our Common Stock from trading on its exchange, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;
•	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our Common Stock;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

If our shares of Common Stock become subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our shares of Common Stock have a market price per share of less than $5.00, transactions in our Common Stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our Common Stock become subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

FORWARD-LOOKING STATEMENTS

This prospectus or any accompanying prospectus supplement, including the documents that we incorporate by reference, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. Any forward-looking statements are based on our current expectations and projections about future events and are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the risk factors described herein and those included in any accompanying prospectus supplement or in any document incorporated by reference into this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we concurrently expect. You should assume that the information appearing in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, any accompanying prospectus supplement and any document incorporated herein by reference, and particularly our forward-looking statements, by these cautionary statements.

RECENT DEVELOPMENTS

Selected Preliminary Results of Operations for the Full Year 2009

The following is an estimate of selected preliminary results of operations for the full year ending December 31, 2009. The audit of the results of operations for 2009 has not yet been completed and therefore actual results may differ from estimated preliminary results. For additional information regarding the various risks and uncertainties inherent in estimates of this type, see “Forward-Looking Statements.”

For the full-year ending December 31, 2009, we estimate revenue of approximately $161.5 million, gross profit of approximately $36 million and non-GAAP net income of approximately $25.5 million, excluding non-cash charges of $9 million. This represents expected year-over-year growth of 223%, 114% and 118%, respectively. Preliminary un-audited GAAP net income for fiscal year 2009 is expected to be approximately $16.5 million. The non-cash charges relate to the change in fair value of warrants issued to investors in conjunction with the Company’s private placement of convertible preferred stock in October 2008. According to FASB Accounting Standards Update No. 2010-05 (Topic 718) regarding Stock Compensation, Lihua will no longer need to report a non-cash charge of $15.4 million relating to the realization of management earn outs at the end of 2009, which was initially anticipated and disclosed in previous filings. Lihua previously reported guidance of 110% – 115% gross profit growth and 115% – 120% non-GAAP net income growth, excluding non-cash charges, over 2008.

The strong year-over-year growth was driven by four primary factors: 1) a significant increase in domestic demand for our copper-clad aluminum (CCA) wire and copper products; 2) the commencement of our new scrap copper recycling and cleaning facility in March 2009, which contributed to the growth of our main product lines: copper rod and copper wire; 3) an increase in manufacturing capacity following the launch of four new high-speed manufacturing lines in the 2009 third quarter, which increased CCA and copper wire capacity by approximately 40% to 25,200 tons; and, 4) a 50% increase in our customer base over 2008, from 200 to approximately 300 customers as of December 31, 2009.

Although final audited results for the year ending December 31, 2009 are not yet available, based upon our management accounts and the information available to us, including our assessment of the operating conditions prevailing during the period, and except as otherwise described in this prospectus, we do not anticipate that our results for the year ending December 31, 2009 will be adversely impacted, in the aggregate, by any material or unusual adverse events. However, our actual results may differ from our current estimates as indicated above.

Regulation G

To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures, such as non-GAAP Net Income, which excludes certain non-cash charges. This non-GAAP adjustment is provided to enhance the user’s overall understanding of our historical and current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses we believe are not indicative of our core operating results. We have provided above Net Income for the period discussed, which is the most directly comparable GAAP measure to non-GAAP Net Income.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

	YEAR ENDED DECEMBER 31,					NINE MONTHS ENDED SEPTEMBER 30,
	2004	2005	2006	2007	2008	2009
Ratio of Earnings to Fixed Charges	—	—	—	92.29	27.21	77.87

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

•	shares of our common stock;
•	shares of our preferred stock;
•	debt securities, in one or more series;
•	warrants to purchase any of the securities listed above; and/or
•	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Capital Stock

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. For the complete terms of our common stock and preferred stock, please refer to our certificate of incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of February 23, 2010, our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share, of which 24,118,183 shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which none of which are outstanding. The authorized and unissued shares of common stock and the authorized and undesignated shares of preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock or preferred stock.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record. The affirmative vote of a majority of shares present in person or represented by proxy at a meeting of stockholders that commences with a lawful quorum is sufficient for approval of matters upon which stockholders may vote, including questions presented for approval or ratification at the annual meeting. Our common stock does not carry cumulative voting rights, and holders of more than 50% of our common stock have the power to elect all directors and, as a practical matter, to control our company. Holders of our common stock are not entitled to preemptive rights. Any action other than the election of directors shall be authorized by a majority of the votes cast, except where the Delaware General Corporation Law prescribes a different percentage of votes and/or exercise of voting power.

After the satisfaction of requirements with respect to preferential dividends, if any, holders of our common stock are entitled to receive, pro rata, dividends when and as declared by our board of directors out of funds legally available therefore. Upon our liquidation, dissolution or winding-up, after distribution in full of the preferential amount, if any, to be distributed to holders of the preferred stock, holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders. All outstanding shares of common stock are fully paid and non-assessable.

Our common stock is listed on The NASDAQ Capital Market under the symbol “LIWA.” The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

Preferred Stock

Our board of directors is authorized to issue up to the total of 10,000,000 shares of preferred stock, without any further action by the stockholders. As of February 23, 2010, no shares of our preferred stock were outstanding. In October 2008 we filed a Certificate of Designations, Preferences, Rights and Limitations to establish our Series A preferred stock. All of the shares of Series A preferred stock issued and outstanding were converted to common stock on September 10, 2009. Our board of directors may also divide the shares of preferred stock into series and fix and determine the relative rights and preferences of the preferred stock, such as the designation of series and the number of shares constituting such series, dividend rights, redemption and sinking fund provisions, liquidation and dissolution preferences, conversion or exchange rights and voting rights, if any. Issuance of preferred stock by our board of directors will result in such shares having dividend and/or liquidation preferences senior to the rights of the holders of our common stock and could dilute the voting rights of the holders of our common stock. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our certificate of incorporation, as amended, and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the Delaware General Corporation Law and our certificate of incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;
•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;
•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and
•	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will, when issued, be fully paid and nonassessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Options/Warrants

As of February 23, 2010, we had outstanding options to purchase a total of 75,000 shares of our Common Stock, and outstanding warrants to purchase a total of 1,300,000 shares of our Common Stock.

•	On October 20, 2009 we awarded one independent director a 10-year option to purchase 20,000 shares of common stock at an exercise price of $8.24 per share, of which no options are vested.
•	On April 14, 2009 we awarded 10-year options to purchase 20,000 shares of common stock to each of three independent directors at an exercise price of $2.20 per share, of which options to purchase 25,00 shares of common stock, in the aggregate, are vested.
•	On October 31, 2008 we issued Series A Warrants to purchase up to 1,500,000 shares of our Common Stock at an exercise price of $3.50 per share, of which 700,000 were exercised. The Series A Warrants expire on October 31, 2013.
•	On October 31, 2008 we issued Series B Warrants to purchase up to 500,000 shares of our Common Stock at an exercise price of $3.50 per share. The Series B Warrants expire on October 30, 2013.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•	the offering price and aggregate number of warrants offered;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
•	the manner of exercise of the warrants, including any cashless exercise rights;
•	the warrant agreement under which the warrants will be issued;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	anti-dilution provisions of the warrants, if any;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
•	the manner in which the warrant agreement and warrants may be modified;
•	the identities of the warrant agent and any calculation or other agent for the warrants;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

•	the title;
•	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
•	the maturity date;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;
•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
•	incur additional indebtedness;
•	issue additional securities;
•	create liens;
•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
•	redeem capital stock;
•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
•	make investments or other restricted payments;
•	sell or otherwise dispose of assets;
•	enter into sale-leaseback transactions;
•	engage in transactions with stockholders and affiliates;
•	issue or sell stock of our subsidiaries; or
•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	provisions for a sinking fund purchase or other analogous fund, if any;
•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than dollars, the currency in which the series of debt securities will be denominated; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
•	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;
•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and
•	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;
•	to comply with the provisions described above under “— Consolidation, Merger or Sale”;
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
•	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;
•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “— General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations survive until the maturity date or the redemption date:

•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust; and
•	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

•	recover excess money held by the debenture trustee; and
•	compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Units

We may issue units comprised of one or more of the other securities described in this prospectus or in any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any unit agreement under which the units will be issued;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

•	the name or names of any underwriters, if, and if required, any dealers or agents;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices; or
•	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on The NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LITIGATION

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

LEGAL MATTERS

Certain legal matters governed by the laws of the State of New York and of Delaware with respect to the validity of the offered securities will be passed upon for us by Loeb & Loeb LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Lihua International, Inc. and subsidiaries as of December 31, 2008 and 2007 and the related consolidated statements of income and comprehensive income, stockholders’ equity, and cash flows for the years then ended are incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by AGCA Inc., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

We have filed a registration statement on Form S-3 with the SEC for the securities we are offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon oral or written request, free of charge. Any requests for this information should be made by calling or sending a letter to the Secretary of the Company, c/o Lihua International, Inc., at the Company’s office located at Houxiang Five-Star Industry District, Danyang City, Jiangsu Province, PRC 212312. The Company’s telephone number is +86 (511) 86317399.

We are required to file annual and quarterly reports, current reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.bioaobo.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:

Public Reference Room
100 F Street N.E.
Washington, DC 20549.

Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission are incorporated by reference in this prospectus:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed on April 2, 2009;
•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2009, filed on May 14, 2009, for the fiscal quarter ended June 30, 2009, filed on July 29, 2009 and for the fiscal quarter ended September 30, 2009, filed on November 16, 2009; and
•	Current Reports on Form 8-K, filed on April 17, 2009, September 9, 2009, October 15, 2009, October 23, 2009, November 18, 2009, December 29, 2009 and March 3, 2010; and
•	The description of our Common Stock set forth in our Registration Statement on Form 8-A (Registration No. 001-34445) filed with the SEC on August 31, 2009, including any amendments thereto or reports filed for the purpose of updating such description.

All documents subsequently filed with the Securities and Exchange Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the initial registration statement (other than current reports or portions thereof furnished under Items 2.02 or 7.01 of Form 8-K), prior to the termination of this offering, shall be deemed to be incorporated by reference herein and to be part of this prospectus from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

3,726,709 Shares

Common Stock

LIHUA INTERNATIONAL, INC.

Rodman & Renshaw, LLC
Chardan Capital Markets, LLC
Brean Murray, Carret & Co.

April 9, 2010